CREDIT AGREEMENT


                          Dated as of October 30, 1997


                                      among


               VORNADO CRESCENT PORTLAND PARTNERSHIP, as Borrower



                AMERICOLD CORPORATION, as Borrower and Guarantor




                  AMERICOLD SERVICES CORPORATION, as Guarantor


                                       and



               GOLDMAN SACHS MORTGAGE COMPANY, as Agent and Lender

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page


               ARTICLE I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

   Section 1.1. Definitions...................................................1
   Section 1.2. Principles of Construction...................................12

                               ARTICLE II. GENERAL

   Section 2.1. The Loans....................................................13
   Section 2.2. Maturity.....................................................14
   Section 2.3. Interest.....................................................14
   Section 2.4. Loan Repayment...............................................14
   Section 2.5. Payments and Computations....................................15
   Section 2.6. Break Funding Costs..........................................16
   Section 2.7. Regulatory Change, Etc.......................................16
   Section 2.8. Unavailability, Etc..........................................16
   Section 2.9. Mitigation; Mandatory Assignment.............................17
   Section 2.10. Intentionally Deleted.......................................17
   Section 2.11. Intentionally Deleted.......................................17
   Section 2.12. Fees .......................................................17

                        ARTICLE III. CONDITIONS PRECEDENT

   Section 3.1. Conditions Precedent to the Loans to be Made on the
                Closing Date.................................................18
   Section 3.2. Conditions Precedent to All Loans............................20
   Section 3.3. Conditions Precedent to the JV Takeout Closing Date..........21
   Section 3.4. Conditions Precedent to the Series B Closing Date............21
   Section 3.5. Conditions Precedent to the Senior Subordinated
                Closing Date.................................................22

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

   Section 4.1. Representations and Warranties of the Borrower...............22
   Section 4.2. Survival of Representations..................................26

                  ARTICLE V. AFFIRMATIVE COVENANTS OF BORROWER

   Section 5.1. Information Covenants........................................26
   Section 5.2. Maintenance of Properties....................................28
   Section 5.3. Preservation of Existence and Franchises.....................29
   Section 5.4. Books, Records and Inspections...............................29
   Section 5.5. Compliance with Law..........................................29
   Section 5.6. Insurance....................................................29
   Section 5.7. Ownership of Americold.......................................29
   Section 5.8. Plan Assets, Etc.............................................29
   Section 5.9. Costs of Enforcement.........................................30
   Section 5.10. Estoppel Statement..........................................30
   Section 5.11. Transaction Covenants.......................................30
   Section 5.12. Additional Security; Mortgages..............................32

                         ARTICLE VI. NEGATIVE COVENANTS

   Section 6.1. Indebtedness.................................................32
   Section 6.2. Liens .......................................................33
   Section 6.3. Nature of Business...........................................33
   Section 6.4. Consolidation, Merger, Sale or Purchase of Assets, Etc.......34
   Section 6.5. Advances, Investments and Loans..............................34
   Section 6.6. Transactions with Affiliates.................................34
   Section 6.7. Operating Lease Obligations..................................34
   Section 6.8. Sale and Leaseback...........................................35
   Section 6.9. Governing Documents..........................................35
   Section 6.10. ERISA35
   Section 6.11. Distributions; Payment on Subordinated Indebtedness.........35
   Section 6.12. Total Indebtedness to Total Capitalization..................36

                              ARTICLE VII. DEFAULTS

   Section 7.1. Events of Default............................................36
   Section 7.2. Remedies.....................................................38

           ARTICLE VIII. AMERICOLD AND ASC GUARANTY OF JV OBLIGATIONS

   Section 8.1. The Guaranty.................................................39
   Section 8.2. Obligations Independent......................................39
   Section 8.3. Obligations Unconditional....................................39
   Section 8.4. Reinstatement................................................40
   Section 8.5. Certain Additional Waivers...................................41
   Section 8.6. Subordination................................................41
   Section 8.7. Remedies.....................................................41
   Section 8.8. Continuing Guaranty..........................................41
   Section 8.9. Limitation on Effective Date of Guaranty
                Under Article VIII...........................................42

                ARTICLE IX. ASC GUARANTY OF AMERICOLD OBLIGATIONS

   Section 9.1. The Guaranty.................................................42
   Section 9.2. Obligations Independent......................................42
   Section 9.3. Obligations Unconditional....................................42
   Section 9.4. Reinstatement................................................43
   Section 9.5. Certain Additional Waivers...................................44
   Section 9.6. Subordination................................................44
   Section 9.7. Remedies.....................................................44
   Section 9.8. Continuing Guaranty..........................................44

                            ARTICLE X. MISCELLANEOUS

   Section 10.1. Survival....................................................45
   Section 10.2. Governing Law; Consent to Jurisdiction......................45
   Section 10.3. Modification, Waiver in Writing.............................46
   Section 10.4. Delay Not a Waiver..........................................46
   Section 10.5. Notices.....................................................47
   Section 10.6. Trial by Jury...............................................48
   Section 10.7. Headings....................................................48
   Section 10.8. Severability................................................48
   Section 10.9. Preferences.................................................48

   Section 10.10. Waiver of Notice...........................................48
   Section 10.11. Remedies of Borrower and ASC...............................49
   Section 10.12. Expenses; Indemnity........................................49
   Section 10.13. Exhibits and Schedules Incorporated........................50
   Section 10.14. Offsets, Counterclaims and Defenses........................50
   Section 10.15. No Joint Venture or Partnership............................50
   Section 10.16.  Publicity.................................................50
   Section 10.17. Waiver of Marshaling of Assets.............................51
   Section 10.18. Waiver of Counterclaim.....................................51
   Section 10.19. Conflict; Construction of Documents........................51
   Section 10.20. Brokers and Financial Advisors.............................51
   Section 10.21. No Third Party Beneficiaries...............................52
   Section 10.22. Prior Agreements...........................................52
   Section 10.23. Counterparts...............................................52
   Section 10.24. Right of Set-Off...........................................52
   Section 10.25. Payment of Expenses, Etc...................................53
   Section 10.26. Amendments, Waivers and Consents...........................54
   Section 10.27. Benefit of Agreement.......................................54
   Section 10.28. Confidentiality............................................55
   Section 10.29. No Obligations of Goldman, Sachs & Co......................56
   Section 10.30. Cooperation................................................56
   Section 10.31. No Recourse to Members, Stockholders or Partners of
                  Joint Venture..............................................56
   Section 10.32. Agency.....................................................57
   Section 10.33. Reorganization.............................................57



                                    SCHEDULES

Schedule 3.4    -   Mortgage Closing Conditions
Schedule 4.1    -   Existing Indebtedness
Schedule 6.8        Sale and Leasebacks


                                    EXHIBITS

Exhibit A-1     -   Form of Joint Venture Promissory Note
Exhibit A-2     -   Form of Americold Promissory Note
Exhibit B       -   Form of Notice of Borrowing
Exhibit C       -   Form of Joint Venture Pledge and Security Agreement
Exhibit D       -   Intentionally Omitted
Exhibit E-1     -   Form of Americold Security Agreement
Exhibit E-2     -   Form of ASC Security Agreement
Exhibit F       -   Form of Mortgage
Exhibit G       -   Terms of Subordination
Exhibit H       -   Form of Parent Guarantee

                  THIS CREDIT  AGREEMENT,  dated as of October 30,  1997,  among
Vornado Crescent Portland Partnership, a general partnership (the "Joint Venture"), and Americold Corporation, an Oregon corporation ("Americold", and together with Joint Venture, each a "Borrower" and collectively, the "Borrowers"), Americold Services Corporation, a Delaware corporation ("ASC"), Goldman Sachs Mortgage Company, a New York limited partnership, as the Lender (including any assignees pursuant to the terms of this Agreement, the "Lender") and Goldman Sachs Mortgage Company, as Agent.

                  All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof or elsewhere in this Credit Agreement.

                              W I T N E S S E T H:

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrowers the credit facility provided for herein;

                  NOW, THEREFORE, IT IS AGREED:


                                   ARTICLE I.

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  Section 1.2.        Definitions.

                  For all purposes of this Credit Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

                  "Acquisition" shall mean the acquisition by Borrowers of (i) securities of a Person in substantially the same business as Borrowers as such business is conducted on the date hereof or (ii) capital assets to be used in such business as so conducted.

                  "Adjusted Consolidated Net Income" of a Person means the consolidated net income of such Person and its consolidated subsidiaries determined in accordance with GAAP, adjusted for depreciation and amortization in a manner appropriate to remove their effect on the calculation of consolidated net income.

                   "Adjusted LIBO Rate" means, with respect to each Interest Period, a rate of interest per annum obtained by dividing (i) the applicable Base LIBO Rate by (ii) a percentage equal to 100% minus the applicable Reserve Percentage then in effect.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation, a partnership, a trust or a limited liability company if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or to vote 10% or more of the partnership, trust or limited liability company interests of such partnership, trust or limited liability company, respectively, or (ii) to direct or cause direction of the management and policies of such corporation, partnership, trust or limited liability company, whether through the ownership of voting securities, as managing or general partner, as managing member, by contract or otherwise. Notwithstanding the foregoing, the Joint Venture shall be deemed to be an Affiliate of Americold.

                  "Agent" means Goldman Sachs Mortgage Company, in its capacity as agent, and any successor agent appointed hereunder.

                  "Agreement"   means  this   Credit   Agreement,   as  amended,
supplemented or modified from time to time.

                  "Americold Commitment" means $379,600,000.

                  "Americold Loan" means each of (i) the Initial Americold Loan,
(ii) the Series B Americold Loans, (iii) the Senior Subordinated Americold Loan and (iv) the JV Takeout Loan. The Americold Loans outstanding shall not at any time exceed in the aggregate the Americold Commitment.

                  "Americold Obligations" shall have the meaning given to such term in Section 9.1.

                  "Applicable Margin" means 1.25% per annum from and after the date hereof through and including April 30, 1998, and, if the Final Maturity date is extended pursuant to Section 2.2.1, to October 30, 1998, the Applicable Margin shall mean 1.50% per annum.

                  "ASC"  means  Americold  Services   Corporation,   a  Delaware
corporation.

                  "Base LIBO Rate" means the rate of interest per annum (expressed as a percentage) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date for the related Interest Reset Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Base LIBO Rate shall mean the arithmetic mean of all offered rates (expressed as a percentage per annum) for deposits in U.S. Dollars for a one (1) month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date, the Lender will request the principal London office of each of four major Reference Banks in the London interbank market selected by the Lender to provide such Lender's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. Dollars for a one (1) month period as of 11:00 a.m., London time, on such LIBOR Determination Date for amounts comparable to the then-outstanding principal balance of the Notes and in any event not less than U.S. $1,000,000. If two or more such offered quotations are so provided, the Base LIBO Rate will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Lender will request each of three major banks in New York City selected by the Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. Dollars to leading European banks for a one (1) month period as of approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for amounts comparable to the then-outstanding principal balance of the Notes and in any event not less than U.S. $1,000,000. If two or more such rates are so provided, the Base LIBO Rate will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the Base LIBO Rate will be the Base LIBO Rate in effect on the preceding Interest Reset Date. To the extent required, the results reached pursuant to the above terms of this definition shall be rounded upward to the nearest 1/16th of 1% per annum.

                  "Base Rate" means, with respect to any Interest Period, the per annum rate publicly announced by Citibank, N.A. (or its successors) on the first Business Day of such Interest Period as its base rate on corporate loans.

                  "Borrower" means each of Americold and Joint Venture, and they are collectively herein called the "Borrowers".

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

                  "Claims" shall have the meaning provided in the definition of "Environmental Claims."

                  "Closing Date" means October 31, 1997 (or such later date as the Borrowers may request and is acceptable to the Lender in its sole discretion) if on such date all conditions precedent set forth in Section 3.1 hereof are satisfied, or waived by the Lender.

                  "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" means, collectively, the Collateral under the Pledge Agreement, the Security Agreements, the Mortgages and any other document, agreement or instrument executed from time to time by either Borrower to secure the Secured Obligations.

                  "Crescent" means Crescent Real Estate Equities, Inc.

                  "Default" means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

                  "Default Rate" has the meaning set forth in Section 2.3.2.

                  "Distribution" has the meaning set forth in Section 6.11.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by a Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from alleged injury or threat of injury to health, safety or the environment relating to any Hazardous Materials.

                  "Environmental  Law"  means  any  applicable  Federal,  state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. . ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" has the meaning set forth in Section 4.1(h) hereof.

                  "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrowers would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

                  "Event of Default" has the meaning set forth in Section 7.1 hereof.

                  "Existing  Indebtedness"  has the meaning set forth in Section
4.1 hereof.

                  "Exit Fee" has the meaning set forth in Section 2.12.2.

                  "Final Maturity Date" means April 30, 1998, unless extended in accordance with the provisions of Section 2.2.1, in which case the Final Maturity Date shall mean October 30, 1998.

                  "First Interest Period" means the period commencing on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date.

                  "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as of the relevant date in question.

                  "Goldman" means Goldman Sachs Mortgage Company, a New York limited partnership.

                  "Governmental  Authority"  means  any  court,  board,  agency, commission, office or authority of any nature whatsoever of or for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

                  "Guarantor" means Americold and ASC.

                  "Guaranty Obligations" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor,
(ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreement or arrangement), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation the payment thereof, or (iv) otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.

                  "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any applicable Environmental Law.

                  "Indebtedness" means, with respect to any Person, without duplication, the following, whether direct or contingent:

                  (a)......  all  indebtedness  for borrowed  money or any other obligation evidenced by a note, bond, debenture or similar instrument;

                  (b)......  the deferred  purchase  price of assets or services which in accordance with GAAP would be shown to be a liability (or on the liability side of a balance sheet);

                  (c)...... all Guaranty Obligations;

                  (d)......  the maximum  amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (i) supporting other Indebtedness of the Borrowers or the Guarantor, or (ii) offset by a like amount of cash or government securities held in escrow by or on behalf of the issuer thereof to secure such letter of credit and draws thereunder);

                  (e)...... all capitalized lease obligations;

                  (f)......  all  Indebtedness  of another Person secured by any lien on any property of the Borrowers or the Guarantor, whether or not such Indebtedness has been assumed;

                  (g)......   all  obligations   under  take-or-pay  or  similar
arrangements or under interest rate, currency, or commodities agreements;

                  (h)......   indebtedness   created   or   arising   under  any
conditional sale or title retention agreement (other than conditional sale and title retention agreements entered into in the ordinary course of business for assets incidental to the management and operation of the Properties); and

                  (i)......   obligations   of  such  Person  with   respect  to
withdrawal  liability to or on behalf of any "multiemployer  plan" as defined in
Section 4001(a) of ERISA;

provided, however, that Indebtedness shall not include (i) current accounts payable (other than for borrowed money) incurred in the ordinary course of business; provided that all such accounts payable shall constitute Indebtedness if not paid when due (or in conformity with customary trade terms) and (ii) indemnification, recourse carve-out and similar contingent obligations which are not assurances of payment of the items described in subclauses (a) through (i) of this definition.

                  "Indemnitee" means Lender, its officers, directors, employees, representatives and agents.

                  "Initial Americold Loan" means the Loan to Americold to be made on the Closing Date in the principal amount of $20,000,000.

                  "Interest Payment Date" means the first (1st) day of each calendar month, or, if in any month such first (1st) day is not a Business Day, then the Interest Payment Date for such month shall be the first Business Day thereafter, provided that the first Interest Payment Date shall be December 1, 1997.

                  "Interest Period" means (i) the First Interest Period and (ii) each successive period beginning on (and including) the preceding Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

                  "Interest Reset Date" means the first day of each Interest Period.

                  "Joint Venture" means Vornado Crescent Portland Partnership, a general partnership, of which Portland Parent, Inc., a Delaware corporation, is a general partner.

                  "JV Commitment" means $25,000,000.

                  "JV Loan" means the Loan made to Joint Venture on the Closing Date.

                  "JV Mandatory Prepayment" means the mandatory repayment to be made by Joint Venture pursuant to Section 2.4.3(b) in the amount of the then outstanding amount of the JV Loan.

                  "JV Obligations" has the meaning set forth in Section 8.1 hereof.

                  "JV Takeout Closing Date" means the date on which the JV Takeout Loan is to be made.

                  "JV   Takeout   Loan"   means  the  Loan  made  to   Americold
simultaneously with the JV Mandatory Prepayment and shall be in the amount of the then outstanding principal amount of the JV Loan.

                  "Lender" means Goldman Sachs Mortgage Company and includes any other Person who becomes a lender pursuant to the provisions of Section 10.27.

                  "LIBOR Business Day" means a Business Day on which United States dollar deposits may be dealt in on the London interbank market and on which commercial banks and foreign exchange markets are open in London.

                  "LIBOR   Determination  Date"  means,  with  respect  to  each
Interest  Period,  the second LIBOR  Business Day preceding  the Interest  Reset
Date.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice perfecting a security interest under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction, or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" shall mean the JV Loan and the Americold Loans made pursuant to Section 2.1 hereof which shall in the aggregate not exceed the Total Commitment and shall be evidenced by the Notes of the Joint Venture and Americold, respectively.

                  "Loan Closing Date" means each of the Closing Date, each Series B Closing Date, the JV Takeout Closing Date and the Senior Subordinated Closing Date.

                  "Loan Documents" means, collectively, this Credit Agreement, the Notes and the Pledge Agreement (including any stock power and financing statements executed and delivered in connection therewith), and the Security Agreements and the Parent Guarantees as well as all other documents executed and/or delivered in connection with the Loans or hereafter delivered by or on behalf of each of the Borrowers, ASC or a Parent Guarantor pursuant to the requirements hereof or of any other Loan Document, including, without limitation, any Mortgages from and after the delivery thereof.

                  "Material Adverse Change" means (i) a material adverse effect on the rights or remedies of the Lender or on the ability of either Borrower to perform its obligations to the Lender under this Credit Agreement or any other Loan Document or (ii) a material adverse effect on the performance, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of either Borrower or the Borrowers and their Subsidiaries taken as a whole.

                  "Merger Agreement" means the Agreement and Plan of Merger among Vornado Realty Trust, Portland Parent, Inc., Portland Storage Acquisition Co. and Americold, dated as of September 26, 1997.

                  "Mortgage Closing Conditions" means the conditions set forth on Schedule 3.4 hereto.

                  "Mortgage Indenture" means the Amended and Restated Indenture dated as of March 9, 1993, as amended between Americold, as Issuer, and Fleet National Bank (formerly known as Shawmut Bank Connecticut), as Trustee.

                  "Mortgages" means recourse mortgages on the Properties that constitute real property, substantially in the form of Exhibit F attached hereto, and security agreements, pledge agreements or other appropriate documents creating security in the case of Properties that do not constitute real property, in each case in form and substance reasonably satisfactory to the Lender and securing the Secured Obligations delivered from time to time under this Credit Agreement.

                  "Notes" means (a) the promissory notes of Americold and (b) the promissory note of Joint Venture in favor of the Lender evidencing the Americold Loans and the JV Loan, respectively, and provided in accordance with
Section 2.1.3 hereof, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

                  "Notice" has the meaning set forth in Section 6.1(b).

                  "Notice   of   Borrowing"   means  a  Notice   of   Borrowing,
substantially in the form attached hereto as Exhibit B.

                  "Officer's Certificate" of a Borrower means a certificate made by an individual authorized to act on behalf of such Borrower and, to the extent applicable, any constituent Person with respect to Borrower. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Vice President or Chief Financial Officer (or the equivalent) with respect to such corporation.

                  "Parent Guarantee" shall mean a Parent Guarantee, substantially in the form of Exhibit H attached hereto) to be entered into by each real estate investment trust and its related operating partnership on a joint and several basis that directly or indirectly owns Americold.

                  "Parent Guarantor" shall mean each real estate investment trust and the related operating partnership party to a Parent Guarantee.

                  "Permitted Investments" means cash, U.S. Government Securities, U.S. Dollar ($) time deposits, certificates of deposit and banker's acceptances, repurchase obligations for underlying securities of the types described above, repurchase agreements relating to the foregoing, commercial paper the issuers of which have a short-term credit rating of at least A-1 and/or P-1 or the equivalent from a Rating Agency, and investments and money market funds substantially all of whose assets are comprised of securities of the types described above.

                  "Permitted Liens" means (i) Liens created by, under or in connection with this Credit Agreement or the other Loan Documents or the Mortgages, if any, in favor of the Lender, (ii) Liens for taxes and other charges not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof), (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanic's, warehousemen's, workman's compensation and other like Liens, provided that such Liens secure only amounts not yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof), (iv) pledges or deposits made to secure payment under worker's compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation, (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (vi) easements, rights-of-way, restrictions (including zoning restrictions), defects or irregularities in title and other similar charges or encumbrances not, in any material respect, interfering with the ordinary conduct of business at such Property in a manner, individually or taking into account similar interference at other Properties, reasonably likely to have a Material Adverse Change, (vii) leases or subleases granted to others, whether existing now or hereafter entered into, in the ordinary course of business not interfering in any material respect with the business or operations of the Borrower or any of its Subsidiaries, (viii) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay, and (ix) any mortgage or security agreement in favor of the Agent securing the Secured Obligations.

                  "Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

                  "Plan" means any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained by a Borrower, for employees of such Borrower, any Subsidiary or an ERISA Affiliate.

                  "Plan Assets" means such term within the meaning and as defined in the Department of Labor Regulation 29 CFR ss. 2510.3-101, as amended, and the advisory opinions and rulings issued thereunder.

                  "Pledge Agreement" means the Pledge and Security Agreement to be entered into between Joint Venture, as pledgor thereunder, and the Agent, substantially in the form of Exhibit C attached hereto, as it may be amended, supplemented or modified from time to time.

                  "Properties" means the assets, properties, rights, contracts and other interests owned by either of the Borrowers.

                  "Rating Agency" means each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., or any other nationally-recognized statistical rating agency which has been approved by the Lender.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901 et seq.

                  "Reference Bank" means each of Barclays Bank, plc, The Bank of Tokyo, Ltd., National Westminster Bank, plc and Bankers Trust Company or any substitute reference bank appointed by the Lender which (i) is a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) has a place of business in London, England and (iii) whose quotations appear on page 3750 of the Telerate screen on the relevant LIBOR Determination Date.

                  "Regulation D, G, T, U, or X" means, respectively, Regulation D, G, T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulatory Change" means any change after the date of this Credit Agreement (or with respect to any assignee hereunder, after the date such assignee becomes a Lender) in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of Lenders or companies controlling Lenders, including a Lender or any company controlling a Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reserve Percentage" means, for any day, the stated maximum rate (expressed as a decimal) in effect on such day at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions or offsets that might otherwise be available to such member bank from time to time under Regulation D. Without limiting the effect of the foregoing, the reserve percentage shall reflect any other reserves required to be maintained by such member bank against (i) any category of liabilities which includes deposits by reference to which the

Adjusted LIBO Rate for the Loan is to be determined or (ii) any category of extension of credit or other assets that includes the Loan, but not including any risk-based or other capital requirements relating to extensions of credit. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages. The parties hereto acknowledge that, as of the Closing Date, the Reserve Percentage is zero.

                  "Required   Appraisals"  shall  mean  real  estate  appraisals
satisfying the requirements set forth in 12 C.F.R., Part 34 Subpart C, or any successor or similar statute, rule, regulation, guideline or order.

                  "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on the service for the purpose of displaying interbank rates from London in U.S. Dollars).

                  "Secured Obligations" means the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon (including interest accruing after the date of the filing of any petition under applicable bankruptcy law whether or not such interest is enforceable) and all other sums (including indemnification payments, tax gross up payments and break funding payments) due to the Lender in respect of the Loans, including any sums due under the Notes, this Credit Agreement, the Pledge Agreement, each Security Agreement or any other Loan Document.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Security Agreements to be entered into (i) between Americold and the Agent, substantially in the form of Exhibit E-1 hereto and (ii) between ASC and the Agent, substantially in the form of Exhibit E-2 hereto.

                  "Senior  Subordinated   Americold  Loan"  means  the  Loan  to
Americold to be made to fund the Senior Subordinated Tender and the Senior Subordinated Defeasance.

                  "Senior Subordinated Closing Date" means the date on which the Senior Subordinated Americold Loan is to be made.

                  "Senior Subordinated Defeasance" has the meaning as set forth in the definition of Transaction contained herein.

                  "Senior Subordinated Indenture" means the Indenture dated as of April 9, 1996 between Americold and United States Trust Company of New York, as Trustee.

                  "Senior   Subordinated   Notes"   means  the  12.875%   Senior
Subordinated Notes due 2008, issued by Americold under the Senior Subordinated Indenture.

                  "Senior Subordinated Tender" shall have the meaning provided in the definition of Transaction.

                  "Series A Notes" means the 11.45% First Mortgage Bonds, Series, Due 2002, issued by Americold under the Mortgage Indenture.

                  "Series A Redemption" shall have the meaning provided in the definition of Transaction contained herein.

                  "Series B Americold Loans" means the Series B Tender Americold Loan and the Series B Redemption Americold Loan.

                  "Series B Redemption Americold Loan" means the Loan to Americold to fund the Series B Redemption.

                  "Series B Tender Americold Loan" means the Loan to Americold to fund the Series B Tender,

                  "Series B Closing Dates" means each date on which a Series B Americold Loan is to be made.

                  "Series B Notes" means the 11.50% First Mortgage Bonds, Series B, Due 2005, issued by Americold under the Mortgage Indenture.

                  "Series B Redemption" has the meaning as set forth in the definition of Transaction contained herein.

                  "Series B Redemption Closing Date" shall mean the date on which the Series B Redemption Americold Loan shall be made.

                  "Series B Tender" shall have the meaning provided in the definition of Transaction contained herein.

                  "Series B Tender Closing Date" shall mean the date on which the Series B Tender Loan shall be made.

                  "Subsidiary" means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and
(ii) any partnership, association, trust, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

                  "$34 Million Credit Documents" means the documents evidencing the Indebtedness described in Part A of Schedule 4.1 hereto.

                  "Total Commitment" means $379,600,000.

                  "Transaction" shall mean (i) the redemption of all of the outstanding Series A Notes to occur simultaneously with the closing on the Closing Date (the "Series A Redemption"); (ii) the tender offer/consent solicitation for all of the outstanding Series B Notes pursuant to which, among other things, all operating covenants included in the Mortgage Indenture shall have been effectively removed (the "Series B Tender"); (iii) the redemption of those Series B Notes remaining outstanding upon the consummation of the Series B Tender (the "Series B Redemption"); (iv) the tender offer/consent solicitation for the Senior Subordinated Notes which solicitation shall include solicitation of consent for the effective removal of all operating covenants which can be removed by other than unanimous consent and any requirement that funds deposited to defease the Senior Subordinated Notes be on deposit with the trustee under the Senior Subordinated Indenture for any period of time in order for the defeasance to become effective (the "Senior Subordinated Tender"); (v) the defeasance (pursuant to the covenant, as compared to legal, defeasance provisions) of those Senior Subordinated Notes remaining outstanding upon the consummation of the Senior Subordinated Tender (the "Senior Subordinated Defeasance"); and (vi) the funding of the JV Takeout Loan and JV Mandatory Prepayment.

                  "U.S. Government Securities" means securities (including strips) evidencing an obligation to pay principal and interest in a full and timely manner that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

                  "Up Front Fee" has the meaning set forth in Section 2.12.1.

                  "URS" means URS Logistics, Inc., a Delaware corporation.

                  "Vornado" means Vornado Realty Trust, a Maryland real estate investment trust.

                  Section 1.2.        Principles of Construction.

                  All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Credit Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and
"hereunder" and words of similar import, when used in this Credit Agreement, shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement. The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein.

                                   ARTICLE II.

                                     GENERAL

                  Section 2.1.        The Loans.

                  2.1.1....Commitments.  (a) The Lender will make the JV Loan to
Joint Venture on the Closing Date in an amount equal to the JV Commitment, upon satisfaction of the conditions set forth in Section 3.1.

                  (b).....The  Lender shall make the following  Americold Loans on the following dates subject to the satisfaction or waiver of the conditions in Article III to be met by such date: (i) the Initial Americold Loan shall be made on the Closing Date in the amount of $20,000,000; (ii) the Series B Tender Americold Loan shall be made on the Series B Tender Closing Date; (iii) the Series B Redemption Loan shall be made on the Series B Redemption Date; (iv) the Senior Subordinated Americold Loan shall be made on the Senior Subordinated Closing Date; and (v) the JV Takeout Loan shall be made on the JV Takeout Closing Date in the amount of $25,000,000; provided, however, that if, after giving effect to any Loan to be made pursuant to clauses (ii), (iii) or (iv), Americold would not be in compliance with the provisions of Section 6.12 (determined without giving effect to any Parent Guarantee), Lender shall not be obligated to make such Loan unless (x) Parent Guarantors shall have delivered to Agent Parent Guarantees guaranteeing a sufficient portion of the Loans so that, after giving effect thereto, Americold would be in compliance with the provisions of Section 6.12 and (y) Parent Guarantors shall have delivered to Agent opinions of counsel as to such matters as Agent shall reasonably request.

                  (c)......The aggregate principal amount of the JV Loan and the
Americold Loans made shall not exceed the Total Commitment.

                  (d)......The  Lender  shall not be  obligated to make any Loan after April 30, 1998.

                  2.1.2....Disbursement  to  Borrower.  (a)  Joint  Venture  may
request and receive only one borrowing hereunder in respect of the JV Loan. Joint Venture shall receive the JV Loan upon the closing on the Closing Date, in accordance with the provisions of the Credit Agreement. Any amount borrowed and repaid hereunder in respect of the JV Loan may not be reborrowed.

                  (b)...Americold may request and Lender shall make available the prescribed amount of each of the Americold Loans on the date specified in each Notice of Borrowing no later than 12:00 noon (New York time). Each of the Americold Loans shall consist of only one borrowing. Any amount borrowed and repaid hereunder in respect of any Americold Loan may not be reborrowed.

                  2.1.3....The   Notes.  (a)  The  Lender's  JV  Loan  shall  be
evidenced by a duly executed promissory note of Joint Venture to the Lender in the principal amount of the JV Commitment and shall be substantially in the form of Exhibit A-1 hereto.

                  (b)...The Lender's Americold Loans shall be evidenced by a duly executed promissory note of Americold to the Lender in the principal amount of the Lender's Americold Commitment and shall be substantially in the form of Exhibit A-2 hereto. The Lender is authorized to set forth on the reverse of such Note the outstanding amount of each Americold Loan but the failure to do so shall not affect the obligation of Americold to repay such Loans.

                  (c)......The  Notes shall be subject to  repayment as provided in Section 2.4 hereof, shall be entitled to the benefits of this Credit Agreement and shall be secured by the Pledge Agreement, the Security Agreements, the Mortgages, if any, and the other Loan Documents.

                  2.1.4....Use  of Proceeds of Loan. (a) Joint Venture shall use the proceeds of the JV Loan to effect the Series A Redemption on the Closing Date. (b) Americold shall use the proceeds of the Americold Loans to effect the Transaction, including to effect, together with Joint Venture, the Series A Redemption.

                  Section 2.2.        Maturity.

                  2.2.1....Maturity  Date. The Loans shall be due and payable on the Final Maturity Date. The Final Maturity Date may be extended from April 30, 1998 to October 30, 1998 if the following conditions are satisfied: (a) the Borrowers shall have provided to the Lender on or before April 1, 1998 a written notice of extension; and (b) on April 30, 1998, no Default or Event of Default shall have occurred and be continuing, and the Borrowers shall have delivered to the Lender an Officer's Certificate certifying thereto.

                  2.2.2....Payment.  Each Borrower agrees to pay all outstanding principal amounts under such Borrower's Loans, together with all accrued but unpaid interest thereon and all other amounts owing from such Borrower to the Lender and under the other Loan Documents, on the Final Maturity Date.

                  Section 2.3.        Interest.

                  2.3.1....Interest.  Subject  to  Sections  2.7  and  2.8,  the
principal balance outstanding under each Loan from time to time shall bear interest at a per annum rate equal to the Adjusted LIBO Rate from time to time as established hereunder, plus the Applicable Margin. The Base LIBO Rate and Adjusted LIBO Rate for each Interest Period shall be set on each LIBOR Determination Date preceding such Interest Period. Accrued interest shall be payable in arrears on each Interest Payment Date.

                  2.3.2....Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default of the type described in Section 7.1(a) (including as a result of a failure to make any required prepayment), the entire principal of and interest on the Loans shall bear interest, payable on demand, at a rate equal to the higher of (i) three percent (3%) per annum in excess of the rate otherwise applicable hereunder and
(ii) Base Rate (the "Default Rate"). Payment or acceptance of the increased rates provided for in this Subsection 2.3.2 is not a permitted alternative to timely payment or full performance by Borrower and shall not constitute a waiver of any Default or Event of Default or an amendment to this Credit Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of the Lender.

                  Section 2.4.        Loan Repayment.

                  2.4.1....Voluntary Prepayments.  Subject to Section 2.4.2, (i)
Joint Venture shall have the right to prepay the JV Loan and (ii) Americold shall have the right to prepay any or all of the Americold Loans at any time in whole or in part without premium or penalty, but Joint Venture and Americold shall be required to make any payment due under Section 2.6.

                  2.4.2....Generally;  Notice Required.  Other than with respect to a payment (at the Final Maturity Date or otherwise) or prepayment of the Loans on an Interest Payment Date where a Borrower has irrevocably notified the Lender in writing that it is making such payment or prepayment by at least 12:00 noon, New York time, at least three (3) Business Days prior to such Interest Payment Date, such Borrower shall pay the breakage costs provided for in Section
2.6 hereof as to that portion of its Loan paid or prepaid (which breakage costs shall be calculated for a period equal to the entire Interest Period which follows such Interest Payment Date). All prepayments of principal shall include the accrued but unpaid interest on the principal amount prepaid.

                   2.4.3...Mandatory Prepayments. (a) If at any time when a Parent Guarantee is in effect, the rating assigned to the long term unsecured and noncredit enhanced debt of the real estate investment trust party thereto shall fail to be rated both (x) at least BBB- by Standard & Poor's Ratings
Group,  a  division  of  MeGraw-Hill,  Inc.  and (y) at  least  Baa3 by  Moody's
Investors Service, Inc., Americold shall within three (3) Business Days after such failure prepay the Loans by an amount equal to the maximum principal amount guaranteed pursuant to such Parent Guarantor's Parent Guarantee.

                  (b)...Joint Venture shall be obligated to prepay the entire principal amount of the JV Loan on the earliest day on which Americold shall be permitted by the terms, provisions and covenants of the Mortgage Indenture and the Senior Subordinated Indenture to incur additional Indebtedness equal to the full amount of the JV Takeout Loan.

                  Section 2.5.       Payments and Computations.

                  2.5.1...Making of Payments. All payments hereunder or under any other Loan Document shall be made to the Lender in U.S. dollars in immediately available funds to the account of the Lender designated below its signature hereon (or to such other account as the Lender may instruct the Borrower in writing at least two Business Days prior to the applicable payment date) no later than 12:00 noon (New York time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and shall include interest and fees for the period of such extension. Interest on a Loan shall accrue from and include the date of such Loan, but shall exclude the date of payment. Unless the Lender shall have received notice from Borrower prior to the date on which any payment is due to the Lender hereunder that such Borrower will not make such payment in full, the Lender may assume that such Borrower has made such payment in full to the Lender on such date.

                  2.5.2...Computations. Interest payable on the Loans shall be computed on the basis of the actual number of days elapsed in the period in question (i.e., with respect to the interest due on a given Interest Payment Date, from and including the date of a Loan or the last Interest Payment Date, as applicable, to but excluding the current Interest Payment Date) over a year of 360 days.

                  Section 2.6.       Break Funding Costs.

                  Each Borrower agrees that it will reimburse the Lender on demand for any loss incurred or to be incurred by the Lender in the reemployment of the funds released by any prepayment or repayment (other than on the Final Maturity Date or on an Interest Payment Date where the Lender has timely received the notice referred to in Section 2.4.2 hereof) of Loans made to such Borrower. Such loss shall be the difference as reasonably determined by the Lender between the amount that would have been realized by the Lender for the remainder of the Interest Period in which such payment of prepayment is made based on the Adjusted LIBO Rate applicable for such Interest Period and any lesser amount that would be realized by the Lender in reemploying the funds received in prepayment by making a loan of the same type (but utilizing the then applicable Adjusted LIBO Rate) in the amount of the principal amount prepaid during the period from the date of prepayment to the last day of the then applicable Interest Period.

                  Section 2.7.       Regulatory Change, Etc.

                  If, as a result  of any  Regulatory  Change:  (a) the basis of taxation of payments to a Lender or any company controlling the Lender of the principal of or interest on the Loans to a Borrower is changed; or (b) any reserve, special deposit or similar requirements (other than such requirements as are taken into account in determining the Adjusted LIBO Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of the Lender or any company controlling the Lender is imposed, modified or deemed applicable; or (c) any other condition affecting a Loan to such Borrower subject to the Adjusted LIBO Rate is imposed on the Lender or any company controlling the Lender and the Lender reasonably determines that, by reason thereof, the cost to the Lender or any company controlling the Lender of making or maintaining the Loans to such Borrower is increased, or any amount receivable by the Lender or any company controlling the Lender hereunder in respect of any portion of the Loans to such Borrower is reduced, in each case by an amount reasonably deemed by the Lender to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then such Borrower agrees that it will pay to the Lender upon the Lender's written request such additional amount or amounts as will compensate the Lender or any company controlling the Lender for such Increased Costs to the extent the Lender reasonably determines that such Increased Costs are allocable to the Loans to such Borrower. The Lender will notify such Borrower of any event occurring after the date hereof which will entitle the Lender to compensation pursuant to this Section 2.7 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, but the failure to provide such notice shall reduce any obligation of such Borrower under this
Section 2.7. Notwithstanding the foregoing, in no event shall either Borrower be required to compensate the Lender for any portion of the income or franchise taxes (including any taxes imposed in lieu of such taxes and any withholding taxes) of the Lender or the company controlling the Lender, whether or not attributable to payments made by the Borrower. If the Lender requests compensation under this Section 2.7, a Borrower may, by notice to the Lender, require that (i) the Lender furnish to such Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, and/or (ii) the interest rate on the Loans be changed from the then applicable Adjusted LIBO Rate (as determined pursuant to Section 2.3) plus the Applicable Margin to the Base Rate plus the Applicable Margin.

                  Section 2.8.      Unavailability, Etc.

                  Without limiting the effect of Section 2.7, in the event that,
(a) by reason of any Regulatory Change, the Lender or the company controlling the Lender incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender or any company controlling the Lender, which includes deposits by reference to which the Adjusted LIBO Rate is determined or (b) the Lender shall have determined in good faith after reasonable investigation that dollar deposits in the principal amount of the Loans are not generally available in the London interbank market, or (c) reasonable means do not exist for ascertaining the Adjusted LIBO Rate, then, if the Lender so elects by notice to a Borrower, the interest rate applicable to the then outstanding principal balance of the Loans to such Borrower shall be converted to the Base Rate plus the Applicable Margin. If the Lender elects to convert the interest rate applicable to the

Loans to the Base Rate plus the Applicable  Margin pursuant to the terms of this
Section 2.8 the affected Borrower may, by notice to the Lender, require that the Lender furnish to such Borrower a statement setting forth the basis for such election.

                  Section 2.9.       Mitigation; Mandatory Assignment.

                  The Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of the Adjusted LIBO Rate under Sections 2.7 and 2.8 to the greatest extent practicable (including transferring the Loans to another lending office or affiliate of the Lender) unless, in the opinion of the Lender, such efforts would be likely to have any adverse effect upon it. In the event the Lender makes a request to a Borrower for additional payments in accordance with Section 2.7 or 2.8, then, provided that no Event of Default has occurred and is continuing at such time, such Borrower may, at its own expense (such expense to include any transfer fee payable to the Lender under Section 10.27(b) and any expense pursuant to Section 2.6), and in its sole discretion, require the Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 10.27(b)) all of its interests, rights and obligations under this Credit Agreement to another Lender or institution acceptable to the Lender which shall assume such assigned obligations (which assignee may be another Lender, if the Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority, and (ii) the Borrowers or such eligible assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including any amount which would have been payable to the Lender under Section 2.6 if the Lender's Loans had been paid or prepaid on the date of such transfer.

                  Section 2.10.       Intentionally Deleted

                  [Intentionally Deleted.]

                  Section 2.11.       Intentionally Deleted

                  [Intentionally Deleted.]

                  Section 2.12.       Fees.

                  2.12.1. .Up Front Fee. Americold agrees to pay to the Lender an up front fee (the "Up Front Fee") which Up Front Fee shall be equal to 0.20% of the Total Commitment. The Up Front Fee shall be paid on October 31, 1997.

                  2.12.2... Exit Fee. Americold agrees to pay to Goldman Sachs Mortgage Company an exit fee (the "Exit Fee") equal to 0.25% of the Total Commitment. The Exit Fee shall be payable upon the earlier of (x) the Final Maturity Date and (y) the repayment of the Loans. The Exit Fee shall be paid unless either (i) Goldman or one of its Affiliates fails to offer, on Goldman's or such Affiliate's then market terms, to originate mortgage loans (other than under this Credit Agreement) or fails to offer to participate as a lead underwriter/purchaser in a commercial mortgage-backed transaction involving the Properties, in each case in the amount of at least $316,000,000 or (ii) Goldman or one of its Affiliates so originates or participates in such transactions, involving the Properties, in each case in the amount of at least $316,000,000.


                                  ARTICLE III.

                              CONDITIONS PRECEDENT

                  Section 3.1. Conditions Precedent to the Loans to be Made on the Closing Date.

                  The obligation of the Lender to make the Loans hereunder on the Closing Date is subject to the fulfillment by Joint Venture, Americold and ASC, as indicated, or waiver by the Lender of the following conditions precedent no later than the Closing Date:

                  (a)......Representations   and  Warranties;   Compliance  with
Conditions. The representations and warranties of each Borrower and ASC contained in this Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date (except to the extent that they expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing as of the Closing Date; and each Borrower and ASC shall be in compliance in all material respects with all terms and conditions set forth in this Credit Agreement and in each other Loan Document on its part to be observed or performed.

                  (b)......Credit  Agreement  and Notes.  The Lender  shall have received copies of (i) this Credit Agreement, duly executed and delivered on behalf of each Borrower and ASC, and (ii) the Notes, duly executed and delivered on behalf of each Borrower.

                  (c)......Costs;  Expenses; Fees. The Borrowers shall have paid to the Lender all costs, expenses and fees (including legal fees and expenses of counsel for the Lender relating to the transactions contemplated by the Loan Documents and due diligence) to the extent due and payable under any Loan Document on the Closing Date.

                  (d)......Financial  Statements. The Lender shall have received a pro forma balance sheet for each Borrower and its Subsidiaries (estimated as of the day preceding the Closing Date), audited consolidated financial statements of Americold for the year ended February 28, 1997, together with a report thereon from independent public accountants of recognized national standing and unaudited consolidated financial statements of Americold for the second quarter ended August 31, 1997, and such other financial information as to such Borrowers and ASC as the Lender may request.

                  (e)......Delivery  of Other Loan  Documents.  The Lender shall have received fully executed and acknowledged counterparts of the Pledge Agreement and stock certificates and stock powers duly endorsed in blank, UCC-1 financing statements relating to all of the capital stock of Americold by Joint Venture, together with any necessary consents thereto, and the Security Agreements, together with UCC-1 financing statements.

                  (f)......Related   Documents.  Each  additional  document  not
specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and the Lender shall have received and approved certified copies thereof.

                  (g)......Delivery  of Organizational  Documents.  On or before the Closing Date, each Borrower shall deliver or cause to be delivered to the Lender copies certified by each Borrower or the applicable Secretary of State of all organizational documentation related to each Borrower, each of the Subsidiaries of Americold and/or the formation, structure, existence, good standing and/or qualification to do business, as the Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan Documents and, with respect to the Guarantor, the guaranty contained in Article VIII hereof, and incumbency certificates as may be requested by the Lender.

                  (h)......Single Purpose Status. The Lender shall have received an Officer's Certificate from the Joint Venture to the effect Joint Venture is a single-purpose entity whose sole business is to own the equity securities of Americold and certifying as to the fulfillment of the conditions set forth in
Section 3.1(a) hereof.

                  (i)......Opinions  of Counsel.  The Lender shall have received an opinion of each Borrower's counsel with respect to (i) the execution, delivery, authority, enforceability of the Loan Documents by each Borrower and ASC, (ii) the receipt of all necessary governmental and nongovernmental approvals to consummate the transactions contemplated by the Loan Documents,
(iii) the absence of litigation relating to the transactions contemplated by the Loan Documents, (iv) the absence of any conflict between the execution, delivery and performance of the Loan Documents and any material agreement binding upon Borrowers, including the Mortgage Indenture, the Subordinated Note Indenture and any credit agreement binding upon such Borrower, and (v) the perfection of the security interests granted under the Pledge Agreement and the Security Agreements and (vi) such other matters as the Lender may reasonably require, all such opinions in form, scope and substance satisfactory to the Lender and its counsel in their sole discretion.

                  (j)......Completion    of   Proceedings.    All   partnership,
corporate, and other proceedings taken or to be taken in connection with the transactions contemplated by this Credit Agreement and other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

                  (k)......Intentionally Omitted.

                  (l)......No  Material  Adverse  Change.  The  Lender  shall be satisfied that as of the Closing Date there shall be no Material Adverse Change.

                  (m)......Credit   Agreement.   The  execution,   delivery  and
performance of the transactions contemplated by this Agreement and the other Loan Documents shall not conflict with the provisions of the Second Amended and Restated Credit Agreement between Americold and United States National Bank of Oregon dated as of June 19, 1995 in the amount of $27,500,000.

                  (n)......Merger.  On or prior to the Closing Date,  the merger
(including the payment of merger consideration) contemplated by the Merger Agreement shall have been consummated in accordance with the Merger Agreement, and the Lender shall have received evidence thereof satisfactory to it.

                  (o)......Redemption of Series A Notes. The Series A Redemption
shall have occurred and the Lender shall have received evidence thereof satisfactory to it.

                  (p)......Series B Tender and Senior  Subordinated  Tender. The
Lender shall be satisfied that the Series B Tender and the Senior Subordinated Tender shall have been made or that arrangements shall have been made so that the Series B Tender and the Senior Subordinated Tender shall be made on or by November 17, 1997.

                  (q)......Certification  of  Documents.  The Lender  shall have received a true and complete copy of the Senior Subordinated Note Indenture and the Mortgage Indenture certified by an officer of Americold.

                  (r)......Equity  Contributions.  Americold  and Joint  Venture
shall have received on or prior to the Closing Date cash capital contributions of at least $242,000,000 and $217,000,000, respectively.

                  Section 3.2.        Conditions Precedent to All Loans.

                  The obligation of the Lender to make the Loans (including Loans made on the Closing Date), is subject, at the time of the making of each Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

                   3.2.1. No Default; Representations and Warranties. At the time of the making of a Loan, and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties by any Person contained herein or in any other Loan Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                   3.2.2. No Material Adverse Change, etc. At the time of the making of the Loan to a Borrower and also after given effect thereto, nothing shall have occurred (and the Lender shall have become aware of no facts or conditions not previously known) which it shall reasonably determine has or could reasonably be expected to have or result in a Material Adverse Change.

                   3.2.3. Notice of Borrowing. (a) At least five (5) days prior to the making of each Loan, Lender shall have received a Notice of Borrowing. The occurrence of the Closing Date and the acceptance of the benefits or proceeds of each Loan shall constitute a representation and warranty by the Borrowers to the Lender that all the conditions specified in Sections 3.1 and
3.2 and applicable to such Loan exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in

Sections 3.1 and 3.2, unless otherwise specified, shall be delivered to the Lender and shall be in form and substance reasonably satisfactory to the Lender.

                   3.2.4... Legal Opinions. The Lender shall have received such legal opinions from counsel to the Borrower or Borrowers, as applicable, as to such matters (including the ability of the Borrower to incur such Loan and to provide collateral contemplated under this Agreement for such Loan without violating the terms of the Mortgage Indenture, the Subordinated Note Indenture and other material agreements of either Borrower) as it may reasonably request.

                  3.2.5...Closing Date. The date of such Loan shall be on or before April 30, 1998.

                   3.2.6...Parent  Guarantee.  If the circumstances described in
Section 2.1.1(b) shall have occured, the Lender shall have received executed Parent Guarantees by Parent Guarantors owning directly or indirectly 100% of the capital stock of Joint Venture.

                  Section 3.3. Conditions Precedent to the JV Takeout Closing Date.

                  In addition to the conditions set forth in Section 3.2 hereof, the obligation of the Lender to make the JV Takeout Loan on the JV Takeout Closing Date is subject to the fulfillment by Joint Venture of the following conditions precedent no later than the JV Takeout Closing Date.

                  3.3.1. Repayment of JV Loan. Arrangements satisfactory to the Lender shall have been made for the Joint Venture to make JV Mandatory Prepayment.

                  3.3.2. Legal Opinion. The Lender shall have received an opinion from counsel to Americold that the incurrence of the JV Takeout Loan shall not violate the terms of the debt instruments to which Americold is a party.

                  Section 3.4. Conditions Precedent to the Series B Closing
Date.

                  In addition to the conditions set forth in Section 3.2 hereof, the obligation of the Lender to make the Series B Americold Loan hereunder on each Series B Closing Date is subject to the fulfillment by Joint Venture and Americold, as indicated, or waiver by the Lender of the following conditions precedent no later than such Series B Closing Date:

                  3.4.1. Consummation of Series B Tender; Redemption Arrangements. Americold shall have (a) provided evidence satisfactory to the Lender that the Series B Tender shall have been consummated and that all tendered Series B Notes will be cancelled simultaneously with the making of the Series B Americold Loan, (b) specified in writing to the Lender the percentage of Series B Notes tendered, and if sufficient Series B Notes were tendered, certified to the Lender that all operating covenants in the Mortgage Indenture have been effectively removed, (c) provided evidence satisfactory to the Lender that arrangements for the redemption of all untendered Series B Notes on March 1, 1998 have been made (and Americold hereby irrevocably authorizes Agent to provide in the name and on behalf of Americold all notices, instructions or orders to the trustee under the Mortgage Indenture to effect such redemption if not otherwise timely provided by Americold), and (d) provided evidence reasonably satisfactory to Lender that Americold has on such date available or has received on or before such date irrevocable commitments (which may include commitments under this Credit Agreement) from creditworthy Persons to provide funds to Americold in order to effect the Series B Redemption, the Senior Subordinated Tender and the Senior Subordinated Defeasance.

                  Section 3.5. Conditions Precedent to the Senior Subordinated Closing Date.

                  In addition to the conditions set forth in Section 3.2 hereof, the obligation of the Lender to make the Senior Subordinated Americold Loan hereunder on the Senior Subordinated Closing Date is subject to the fulfillment by Americold of the following conditions precedent no later than the Senior Subordinated Closing Date:

                  3.5.1 Consummation of Senior Subordinated Tender; Defeasance Arrangements. The Borrowers shall (i) have provided evidence satisfactory to the Lender that the Senior Subordinated Tender shall have been consummated, (ii) have specified to Lender the percentage of Senior Subordinated Notes tendered and (iii) if sufficient Senior Subordinated Notes have been tendered, have provided evidence that the covenants under the Senior Subordinated Indenture were effectively removed, have taken all necessary action to defease the remaining outstanding Senior Subordinated Notes and provided evidence to the Lender that the defeasance has become effective pursuant to Section 6.02 of the Senior Subordinated Indenture (and that the requirement under Section 6.02(3) thereof has been satisfied or removed) and (iv) provided evidence reasonably satisfactory to Lender that Americold has on such date available or has received on or before such date irrevocable commitments (which may include the commitments of Lender under this Credit Agreement) from creditworthy Persons to provide funds to Americold in order to effect the Series B Redemption and the Series B Tender. In the event that applicable instruments creating Indebtedness prevent Americold from incurring all or a portion of the Senior Subordinated Americold Loan, (a) Americold will borrow such portion thereof as is so permitted and Joint Venture or an Affiliate will borrow, on terms identical to the JV Loan, the remaining portion and make such funds available to Americold to enable Americold to effect a defeasance of the Senior Subordinated Notes on the Senior Subordinated Closing Date (with such additional borrowing by Joint Venture or such Affiliate to be refinanced by a borrowing from the Lenders by Americold (on terms identical to the Americold Loans) as soon as such borrowing is so permitted) or (b) if Joint Venture (or such Affiliate) is unable to borrow the amount and provide the funds as contemplated by the foregoing clause (a), Americold and Joint Venture will take such actions as may be reasonably requested by the Lender in order to effect on the Senior Subordinated Closing Date the payment of the tender price for the tendered Senior Subordinated Notes and the defeasance of the untendered Senior Subordinated Notes and to obtain no later than March 1, 1998 the discharge of the Mortgage Indenture and the release of all collateral mortgaged under the Mortgage Indenture.


                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1.  Representations and Warranties of the Borrower.

                  Each Borrower and ASC hereby jointly and severally represent and warrant to the Lender on and as of each Loan Closing Date that:

                  (a)......Organization.  Each  Borrower  and ASC have been duly organized and is validly existing and is in good standing with requisite power and authority to own its respective properties and to transact the businesses in which it is now engaged or proposed to be conducted. Each Borrower and ASC are duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, except where the failure to be so qualified could not be reasonably likely to result in a Material Adverse Change. Each Borrower and ASC possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged other than those which, if not so possessed, could have a material adverse effect on any Borrower. Joint Venture owns all the capital stock of Americold.

                  (b)......Proceedings.  All necessary  action has been taken by each Borrower and ASC to authorize the execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party. This Credit Agreement and such other Loan Documents have been duly authorized, executed and delivered by each Borrower and ASC party thereto and constitute each Borrower's and ASC's legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c)......No  Conflicts.  The Borrowers'  and ASC's  execution, delivery and performance of this Credit Agreement and the other Loan Documents to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Borrowers' or ASC's, or to its knowledge, any of Americold's Subsidiaries' properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, the loan agreement, partnership agreement, trust agreement or other material agreement or instrument to which the Borrowers (other than immaterial contracts or agreements not creating Indebtedness for borrowed money) to which Borrowers or ASC, or any of Americold's Subsidiaries, is a party or by which any of the Borrowers' or ASC's, or any of Americold's Subsidiaries' properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrowers or ASC or any of the Borrowers', ASC's or Americold's Subsidiaries' properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Credit Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect in all material respects.

                  (d)......Litigation.   There   are  no   actions,   suits   or
proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting either Borrower, ASC, or Americold's Subsidiaries, which actions, suits or proceedings, relate to the transactions contemplated by any of the Loan Documents or the Transactions or which, alone or in the aggregate, if determined against either Borrower, ASC or Americold's Subsidiaries, as applicable, might result in a Material Adverse Change.

                  (e)......Agreements.  None of the  Borrowers,  ASC nor, to the
knowledge of the Borrowers, any of Americold's Subsidiaries, is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it is bound which could have a material adverse effect on the Borrowers, ASC or Americold's Subsidiaries.

                  (f)......No  Bankruptcy  Filing.  Neither ASC,  Borrowers  nor
Americold's Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and none has any knowledge of any Person contemplating the filing of any such petition against any of them or any of Americold's Subsidiaries.

                  (g)......Full  and Accurate  Disclosure.  No statement of fact made by any Person in this Credit Agreement or in any of the other Loan Documents furnished or in connection with any part of the transaction and all such factual information hereafter furnished by or on behalf of the Borrowers in writing to the Lender to which any Borrower is a party contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There are no facts, events or conditions known to either Borrower disclosed to the Lender which, individually or in the aggregate, have or could be expected to result in a Material Adverse Change.

                  (h)......No Plan Assets. Neither of the Borrowers, ASC nor any
of Americold's Subsidiaries is an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and none of the assets of either Borrower or any of Americold's Subsidiaries constitutes or will constitute Plan Assets.

                  (i)......Compliance.    Each    Borrower    and    Americold's
Subsidiaries are in compliance in all material respects with all laws, rules, regulations, orders and decrees (including Environmental Laws) applicable to it, or to its properties other than those where noncompliance could not reasonably be expected to have a Material Adverse Change on any of the Borrowers, ASC or Americold's Subsidiaries.

                  (j)......Financial   Information.   The  financial  statements
provided to the Lender, consisting of a pro forma balance sheet of each Borrower and Americold's Subsidiaries on a consolidated basis assuming consummation of the transactions contemplated hereunder and under the Merger Agreement are true and correct and fairly represent the financial condition of each Borrower and Americold's Subsidiaries as of such date and based on such assumption; and since the date of such pro forma balance sheets there have occurred no changes or circumstances which have had or are likely to have a Material Adverse Effect on either Borrower or Americold's Subsidiaries and the financial statements referenced above.

                  (k)......Title;  Liens.  Each Borrower and each of Americold's
Subsidiaries has good and insurable title to all of its properties and assets including, without limitation, the Properties, free and clear of all mortgages, liens, encumbrances, mortgages, pledges, security interests and other adverse claims of any nature, except for the Pledge Agreement and the Lien under the Security Agreement in favor of the Lender and Permitted Liens and other Liens permitted by Section 6.2.

                  (l)......Indebtedness.    No    Borrower    nor    Americold's
Subsidiaries has any Indebtedness except for the Loans under the Credit Agreement and the Indebtedness listed on Schedule 4.1 hereto (the "Existing Indebtedness") which is a complete list of all Indebtedness (other than Indebtedness in aggregate principal amount not in excess of $1,000,000) which is outstanding on the date hereof and which is to remain outstanding after the date hereof.

                  (m)......Taxes.  The Borrowers and each of their  Subsidiaries have filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes (including intangible fees, assessments and other governmental charges taxes) owing (or necessary to preserve any Liens in favor of the Lender), by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP, but only so long as there is no risk of loss, sale or forfeiture of any collateral pledged to the Lender. The Borrowers are not aware of any proposed material tax assessments against it or any of its Subsidiaries. No extension of time for assessment or payment by either Borrower or any of their Subsidiaries of any federal, state or local tax is in effect.

                  (n)......Not  a Foreign  Person.  Neither of the Borrowers nor
any of Americold's Subsidiaries is a "foreign person" within the meaning of ss. 1445(f)(3) of the Code.

                  (o)......Capital  Contributions.  On or prior  to the  Closing
Date, Joint Venture and Americold shall have received the capital contributions referred to in Section 3.1, and no Distributions have been made except as permitted under this Agreement.

                  (p)......Use  of Proceeds.  None of the Loan  proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, Regulation X, Regulation G, or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G.

                  (q)......Investment  Company Act. Neither of the Borrowers nor
Americold's Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not "controlled" by such a company, within the meaning of; or (ii) is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (r)......Employees.  Each  Borrower  and  each of  Americold's
Subsidiaries either has no employees or has no material liability which has been incurred by it and remains unsatisfied for any taxes or penalties with respect to (i) any employee benefit plan (within the meaning of Section 3(3) of ERISA) established, sponsored, maintained or contributed to by it on behalf of its employees at any of the Properties or (ii) any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) as to which it is making or has an obligation to make contributions or (iii) any lien which has been imposed on its assets pursuant to Section 412 of the Code or Sections 302 or 4086 of ERISA.

                  (s)......Merger Agreement. The Borrowers have furnished to the
Lender a true and complete copy of the Merger Agreement and all amendments and waivers thereof, no default by it exists thereunder and to the best of the Borrowers' knowledge no default in any material respects by any party thereto or any affiliates of such parties exists thereunder except as it has heretofore disclosed in writing to the Lender.

                  (t)......Priority.  Upon  attachment  of the  Liens  under the
Pledge Agreement, the Security Agreements and the Mortgages, such Liens will constitute the first priority Liens they purport to create subject to no other Liens except Liens permitted hereunder or the other Loan Documents.

                  Section 4.2.        Survival of Representations.

                  Each Borrower and ASC hereby agree that all of the representations and warranties of Borrower or the Guarantor, as applicable, set forth in Section 4.1 hereof and elsewhere in this Credit Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to the Lender under this Credit Agreement or any of the other Loan Documents by either Borrower. All representations, warranties, covenants and agreements made in this Credit Agreement or in the other Loan Documents by either Borrower shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender.

                                   ARTICLE V.

                        AFFIRMATIVE COVENANTS OF BORROWER

                  Section 5.1.        Information Covenants.

                  Each Borrower will furnish, or cause to be furnished, as indicated to the Lender:

                  (a)......Annual Financial Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of each Borrower and its Subsidiaries, a consolidated balance sheet of each Borrower and its Subsidiaries at the end of such fiscal year together with related consolidated statements of income, and retained earnings and of cash flows for such fiscal year, all in reasonable detail and examined by independent certified public accountants of recognized national standing whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be qualified as to the scope of the audit, all of the foregoing to be in reasonable detail and in form and substance satisfactory to the Lender.

                  (b)......Quarterly  Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of each Borrower and its Subsidiaries, a consolidated balance sheet of each Borrower and its Subsidiaries as at the end of such quarterly period together with related consolidated statements of income, and retained earning and of cash flows for such quarterly period and for the portion of the fiscal year ending with such period, all in reasonable form and detail acceptable to the Lender and accompanied by Officer's Certificates on behalf of each Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c)......Monthly  Reports.  Within  thirty (30) days after the end of each month, each Borrower will provide a report in a form reasonably satisfactory to the Lender including an operating statement for such month for such Borrower.

                  (d)......Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 5.1(a) and (b) hereof, an Officer's Certificate on behalf of each Borrower, delivering such statements which, if it includes a statement that an Event of Default exists, shall specify the nature and extent thereof and what action such Borrower proposes to take with respect thereto.

                  (e)......Auditor's Reports; Tax Returns. Promptly upon receipt thereof, (i) a copy of any other report or "management letter" submitted by independent accountants to each Borrower in connection with any annual, interim or special audit of the books of each Borrower or its Subsidiaries and (ii) if requested by the Lender, a copy of such Borrower's Federal tax return.

                  (f)......Appraisals,  Environmental  and Engineering  Reports.
(i) Promptly upon receipt by each Borrower or any of its Subsidiaries, copies of any Environmental Claim which could be reasonably expected to result in a Material Adverse Change from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters. (ii) Within ninety (90) days after the Closing Date the Borrowers shall provide appraisals, engineering reports and environmental reports as requested by the Lender in its reasonable discretion.

                  (g)......Other  Information.  With reasonable  promptness upon any such request, such other information regarding the business, properties or financial condition of each Borrower or any of its Subsidiaries as the Lender may reasonably request.

                  (h)......Notice   of  Default,   Casualty,   Condemnation   or
Litigation. Promptly (but in any event within five (5) Business Days) upon a Borrower obtaining knowledge thereof, it will give written notice to the Lender, of the occurrence of any of the following with respect to such Borrower or any of its Subsidiaries: (i) the occurrence of an Event of Default, specifying the nature and existence thereof and what action such Borrower proposes to take with respect thereto, (ii) commencement of any litigation, arbitral or governmental proceeding against such Borrower or any of its Subsidiaries in respect of environmental matters in which damages are sought or environmental remediation demanded which exceeds $500,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries, taken as a whole, (iii) the commencement of any litigation, arbitral or governmental proceeding against either Borrower in which damages are sought which exceeds $500,000 in any instance or $5,000,000 in the aggregate or which might otherwise materially adversely affect the business, properties, assets, condition (financial or otherwise) or prospects of such Borrower, (iv) any levy of an attachment, execution or other process against the Borrowers or Borrowers' Subsidiaries' assets which exceeds $500,000 in any instance or $5,000,000 in the aggregate, (v) with respect to either Borrower or any of their Subsidiaries, the occurrence of an Event of Default (after applicable notice and cure periods) by reason of an event of default under any other agreement for borrowed money, (vi) any development in Borrowers' or the Borrowers' Subsidiaries' respective businesses or affairs which has resulted in, or which either Borrower reasonably believes may result in, a Material Adverse Change of such Borrower and its Subsidiaries, (vii) any significant casualty or condemnation of any Property or (viii) the institution of any proceedings involving, or the receipt of notice of potential liability or responsibility for, any violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., regulating the generation, handling or disposal of any toxic or hazardous waste or substance or the release into the environment or storage of any toxic or hazardous waste or substance, the violation of which would reasonably be expected to give rise to a material liability of, or a material adverse effect on the business, assets, properties condition (financial or otherwise) or prospects of, the Borrowers and the Subsidiaries.

                  (i)......Condemnation   and  Casualty.   Each  Borrower  shall
immediately notify the Lender of any casualty or any pending or threatened condemnation or eminent domain proceeding with respect to any portion of any Property which may result in a claim for insurance or condemnation proceeds in excess of $500,000 per real property and group of other related Property.

                  Section 5.2.        Maintenance of Properties

                  Each Borrower shall insure that its Properties and its Subsidiaries' Properties are kept in good condition and repair, normal wear and tear and casualty damage excepted.

                  Section 5.3.        Preservation of Existence and Franchises.

                  Each  Borrower  will  do or  cause  to  be  done,  all  things necessary to preserve and keep in full force and effect its and its Subsidiaries' existence, rights, franchises and authority, but Americold shall not be required to be qualified to do business in any jurisdiction if the failure to be so qualified is not reasonably likely to result in a Material Adverse Change and, with respect to Joint Venture, its single-purpose entity status, if applicable.

                  Section 5.4.        Books, Records and Inspections.

                  Each Borrower will keep, and shall cause its Subsidiaries to keep, complete and accurate books and records of their respective transactions in accordance with GAAP applied on a consistent basis. Each Borrower will, and will cause its Subsidiaries to, permit, on reasonable notice and during reasonable hours, officers or designated representatives of the Lender to visit and inspect their respective books of account and records and any of their respective properties or assets (in whomever's possession) and to discuss the affairs, finances and accounts of such Borrower and such Subsidiaries with, and be advised as to the same by, their respective officers, directors, partners and independent accountants.

                  Section 5.5.       Compliance with Law.

                  Each Borrower will comply, and will cause its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of, and all applicable restrictions imposed by all applicable governmental bodies, foreign or domestic, or authorities and agencies thereof (including quasi governmental authorities and agencies), in respect of the conduct of its businesses and the ownership of its respective properties (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than such noncompliance which could not reasonably be expected to result in a Material Adverse Change.

                  Section 5.6.       Insurance.

                  Each Borrower will at all times maintain, and will cause such Borrower's Subsidiaries to at all times maintain, in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

                  Section 5.7.       Ownership of Americold.

                  Joint Venture shall at all times directly own one-hundred percent (100%) of the capital stock or other equity interests of Americold. Americold shall not create any Subsidiaries after the Closing Date.

                  Section 5.8.       Plan Assets, Etc.

                  Each Borrower will do, or cause to be done, all things reasonably necessary to ensure that neither it nor its Subsidiaries will be deemed to hold Plan Assets at any time.

                  Section 5.9.       Costs of Enforcement.

                  In the event (i) that this Credit Agreement is put into the hands of any attorney for collection, suit or action as against either Borrower,
(ii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of either Borrower or any of its Subsidiaries or an assignment by either Borrower for the benefit of its creditors, or (iii) the Lender shall attempt to remedy any Default or Event of Default hereunder or incur any expense with respect to any Default or Event of Default (whether or not involving collection efforts), such Borrower shall be chargeable with and agrees to pay all reasonable costs incurred by the Lender as a result thereof, including costs of collection and defense, including reasonable attorney's fees (and experts', consultants' and witnesses' fees) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

                  Section 5.10.       Estoppel Statement.

                  After written request by the Lender, the Borrowers shall within fifteen (15) days furnish the Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Notes,
(ii) the unpaid principal amount of the Notes, (iii) the current Adjusted LIBO Rate and Final Maturity Date, (iv) the date installments of interest were last paid, (v) any offsets or defenses known to Borrowers to the payment of the Secured Obligations, (vi) that the Notes, this Credit Agreement, the Pledge Agreement, the Security Agreements and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (vii) such other matters as the Lender may reasonably request.

                  Section 5.11.       Transaction Covenants.

                  (i) Americold shall promptly after the Closing Date and the consummation of the Series A Redemption seek to obtain the release of Properties which are at such time encumbered under the Mortgage
         Indenture to the extent permitted as a result of such Series A Redemption provided that nothing herein shall require Americold to deliver appraisals other than MAI appraisals in connection therewith.

                  (ii) Americold and Joint Venture will effect the JV Mandatory Prepayment as soon as permitted under the financial covenants of the Mortgage Indenture and the Senior Subordinated Indenture.

                  (iii) Promptly (and in any event on or before November 17, 1997) after the date of this Agreement, Americold shall commence the Series B Tender and the Senior Subordinated Tender. Upon consummation of the Series B Tender, Americold shall provide to Agent confirmation of the results thereof. Americold shall promptly after consummation of the Series B Tender seek to obtain the release of Properties which are at such time encumbered under the Mortgage Indenture to the extent permitted as a result of such Series B Tender, provided that nothing herein shall require Americold to deliver appraisals other than MAI appraisals in connection therewith

                  (iv) In the event any Series B Notes remain outstanding upon consummation of the Series B Tender, Americold shall promptly notify the remaining holders of the Series B Notes that the outstanding Series B Notes shall be redeemed on March 1, 1998 or earlier, if permitted.

         Americold shall promptly after all Series A Notes nd Series B Notes have been redeemed or surrendered for cancellation obtain the release of all Properties subject to the lien of the Mortgage Indenture.

                  Section 5.12.       Additional Security; Mortgages.

                  Each Borrower will grant to the Lender a first priority security interest in and Mortgage on each Property promptly after such Property is released from the Lien of the Mortgage Indenture or any of the $34 Million Credit Documents promptly after release of such Property therefrom, and, in connection therewith, each Borrower shall comply with the Mortgage Closing
Conditions; provided, however, that nothing in this sentence shall require Americold to obtain appraisals other than MAI appraisals or, except during any period that a Default shall have occurred and be continuing, to incur any material costs that would be duplicated or would be unnecessary in connection with a secured refinancing of the Loans, it being understood that title commitments will be obtained and sought to be held open for a one year period. If requested by the Agent or any Lender, each Borrower shall deliver to Lender real estate appraisals satisfying the requirement set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal"), in connection with any Property, in form or substance satisfactory to Lender.

                                   ARTICLE VI.

                               NEGATIVE COVENANTS

                  Each Borrower hereby covenants and agrees that, without prior written consent of the Lender:

                  Section 6.1.        Indebtedness67.

                  (a)......Each   Borrower   will  not,   and  will   cause  its
Subsidiaries not to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness arising under this Credit Agreement and the other Loan Documents or the Mortgages, if any;

                  (ii) Existing Indebtedness (provided that the Indebtedness under the $34 Million Credit Documents shall be repaid in full on or before March 1, 1998 and shall not, after such date, constitute Existing Indebtedness except to the extent the repayment hereof has been guaranteed under a Parent Guarantee in the amount of such Indebtedness); and

                  (iii) purchase money Indebtedness incurred after the Closing Date by Borrower to acquire capital assets so long as (a) such Indebtedness is incurred within 180 days of the date of acquisition of such asset, (b) the aggregate amount of all such Indebtedness outstanding at any time shall not exceed $75 million, (c) after giving effect thereto, there shall not exist any Default or Event of Default,
         (d) Borrower has complied with the provisions of Section 6.1(b) with respect to such Indebtedness and (e) the principal amount of any such Indebtedness shall not exceed 80% of the purchase price of the asset or assets acquired with the proceeds of such Indebtedness; and

                  (iv) Indebtedness in favor of Vornado or Crescent which contains the terms of subordination set forth on Exhibit G attached hereto which (a) provides for no mandatory payment of principal or installment thereof on or prior to November 15, 1999 and (b) does not provide for or permit the payment of any cash interest except to the extent that such cash interest may be paid as a Distribution under
         Section 6.11.

                  (b)......Each Borrower hereby grants to Goldman Sachs Mortgage
Company a right of first  offer with  respect  to  Indebtedness  incurred  under
Section 6.1(a)(iii). No Borrower shall incur any such Indebtedness unless Borrower shall have first provided Goldman Sachs Mortgage Company with written notice (each such notice, a "Notice") of its intention to incur Indebtedness and the details of such Indebtedness, and Goldman Sachs Mortgage Company shall have declined (or be deemed to have declined) to offer to provide or to have an Affiliate offer to provide financing. Goldman Sachs Mortgage Company shall be deemed to have so declined if it shall expressly decline in writing to offer to provide such financing or fails to offer to provide such financing within five Business Days after being provided such terms and details. If Goldman Sachs Mortgage Company shall decline (or be deemed to have declined to offer to provide such financing), each Borrower shall be able to incur such Indebtedness at any time within 90 days after the date of such Notice. If Goldman Sachs Mortgage Company or its Affiliate shall have offered to provide such financing and Borrowers shall not have accepted such offer, each Borrower shall be prohibited for a period of 180 days after the date of such Notice from incurring any such Indebtedness having, in the reasonable discretion of the Borrowers, terms which are worse for Borrowers than those offered by Goldman Sachs Mortgage Company or such Affiliate. If such proposed Indebtedness is not incurred by Borrowers within such 180 day period, the provisions of this Section 6.1(b) shall apply to any incurrence of such Indebtedness. The failure (or deemed failure) by Goldman Sachs Mortgage Company or such Affiliate to offer to provide any particular financing under this Section 6.1(b) shall not prevent the application of this Section 6.1(b) to any other incurrence of Indebtedness proposed to be incurred under Section 6.1(a)(iii).

                  Section 6.2.        Liens.

                  Each Borrower will not, and will cause its Subsidiaries not to, (i) contract, create, incur, assume or permit to exist any Lien (other than
(a) Permitted Liens, (b) Liens existing on the date hereof, (c) solely with respect to Indebtedness permitted by Section 6.1(a)(iii), Liens on the assets acquired with the proceeds of such Indebtedness to secure such Indebtedness but not any other assets and (d) solely with respect to the subordinated Indebtedness permitted by Section 6.1(a)(iv), junior Liens on Properties of such Borrower but only if such Properties are then subject to first priority Liens in favor of the Agent to secure the Secured Obligations and such junior Liens which are subject to the subordination provisions set forth on Exhibit G attached hereto) with respect to any of their respective properties or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired or (ii) sell any of their respective properties or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to it).

                  Section 6.3.        Nature of Business.

                  Each  Borrower  and  its  Subsidiaries   will  not  alter  the
character or conduct of their respective businesses from that conducted as of the Closing Date.

                  Section 6.4. Consolidation, Merger, Sale or Purchase of Assets, Etc.

                  (a) Neither of the Borrowers nor their Subsidiaries will dissolve, liquidate, or wind up their affairs, and (b) the Borrowers will not, and the Borrowers will cause their Subsidiaries not to, enter into any transaction of merger or consolidation (other than the merger contemplated by the Merger Agreement to be consummated on or prior to the Closing Date), or sell or otherwise dispose of all or any part of their Properties, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any part of the property or assets of any Person (other than Acquisitions not in excess of $75,000,000 in the aggregate (including in such computation Acquisitions permitted under Section 6.5)); provided, that nothing in this
Section 6.4 shall prevent the sale of (i) Properties located at Burbank, California and Watertown, Massachusetts, (ii) inventory in the ordinary course of business, or (iii) the sale of equipment deemed obsolete and other miscellaneous property sales so long as the gross sales proceeds of such sales of obsolete equipment and other miscellaneous property do not exceed $500,000 in the aggregate during any consecutive six month period.

                  Section 6.5.       Advances, Investments and Loans.

                  Each Borrower will not, and each Borrower will cause its Subsidiaries not to, lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person other than (i) Acquisitions not in excess of $75,000,000 in the aggregate (including in such computation Acquisitions permitted under Section 6.4), and (ii) Permitted Investments and
(iii) the merger pursuant to the Merger Agreement.

                  Section 6.6.       Transactions with Affiliates.

                  Each Borrower will not enter into, and each Borrower will cause its Subsidiaries to not enter into, any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to such Borrower or its Subsidiaries, as the case may be, as would be obtainable by any of them in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that nothing in this Section
6.6 shall prevent Borrowers from incurring Indebtedness permitted by Section 6.1(a)(iv).

                  Section 6.7.       Operating Lease Obligations.

                  Each Borrower will not enter into, assume or permit to exist, and each Borrower will cause its Subsidiaries to not enter into, assume or permit to exist, any obligations for the payment of rent for any property (real, personal or mixed, tangible or intangible) under leases, subleases or similar arrangements as lessee except in the ordinary course of business under leases that provide for annual rentals not in excess of $12,500,000 per year in the aggregate under all such leases, subleases or similar arrangements.

                  Section 6.8.       Sale and Leaseback.

                  Each Borrower will not enter into, and each Borrower will cause its Subsidiaries to not enter into, any arrangement pursuant to which it will lease back, as lessee, any property (real, personal or mixed, tangible or intangible) previously owned by any of them and sold or otherwise transferred or disposed of, directly or indirectly, to the owner-lessor of such property other than those arrangements the Borrowers have presently entered into prior to the Closing Date and which are listed on Schedule 6.8.

                  Section 6.9.       Governing Documents.

                  Each Borrower will not cause or permit, and each Borrower will cause its Subsidiaries to not cause or permit, any amendment, modification, supplement, waiver or termination of any provisions of its respective organizational instruments, or other governing document, in a manner that would impair or limit its ability to satisfy its obligations hereunder and under the other Loan Documents, including, specifically but without limitation, the obligations referred to in Sections 5.7 and 6.3 hereof.

                  Section 6.10.       ERISA.

                  Each Borrower will not and will cause its Subsidiaries not to take any action which will result in a material violation of ERISA.

                  Section 6.11. Distributions; Payment on Subordinated Indebtedness.

                  Each Borrower will not, and will not permit any of its Subsidiaries to (i) declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of a Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock), or
(ii) pay any interest on subordinated Indebtedness permitted by Section 6.1(a)(iv) (payments under clauses (i) or (ii) being herein called a "Distribution"); provided, however, that (x) any Subsidiary of Americold may pay dividends to Americold, (y) Americold may pay dividends to Joint Venture solely for the purpose of enabling the Joint Venture to pay operating expenses and to pay the Secured Obligations, (z) in addition to payments permitted under clauses
(x) and (y), Americold may pay interest on any such permitted subordinated Indebtedness and cash dividends if (i) prior to and after giving effect to such payment no Default shall have occurred and be continuing, (ii) the aggregate amount of such payments from and after the date hereof shall not exceed 100% of the Adjusted Consolidated Net Income of Americold accrued during the period (treated as one accounting period) from November 1, 1997 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such payment, and (iii) such payments may only be made once per calendar quarter and only if Americold shall have delivered to Agent an Officer's Certificate certifying that the conditions set forth in this Section 6.11 have been complied with and providing the computations demonstrating compliance with this Section 6.11.

                  Section 6.12.      Total Indebtedness to Total Capitalization.

                  Americold shall not permit the ratio of (x) the sum of the outstanding principal amount of the JV Loan plus the aggregate principal amount of Indebtedness of Americold and its Subsidiaries to (y) the sum of the amount set forth in clause (x) plus Economic Net Worth of Americold and its Subsidiaries to be greater than (a) at any time prior to March 1, 1998, 0.666 to
1.000 and (b) at any time thereafter, 0.600 to 1.000; provided, however, that any portion of Indebtedness that is guaranteed by a Parent Guarantee shall not be included in the computation of Indebtedness under this Section 6.12. "Economic Net Worth" means (x) cash capital contributions to Americold from and after the date of the merger under the Merger Agreement less (y) Distributions made after the date hereof plus (or if a deficit minus) (z) cumulative Adjusted Consolidated Net Income of Americold, computed in accordance with GAAP, accrued during the period (treated as one accounting period) from November 1, 1997 to the date of computation.


                                  ARTICLE VII.

                                    DEFAULTS

                  Section 7.1.        Events of Default.

                  An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a)......if  a Borrower  shall (i) default in the payment when due of any principal owing hereunder or under any of its Notes (including any prepayment required hereunder) or (ii) default, and such default shall continue for three (3) or more days thereafter, in the payment when due of any interest, fees or other amounts owing hereunder, under such Notes, under any of the other Loan Documents or in connection herewith;

                  (b)......if  either Borrower transfers or encumbers all or any portion of the Collateral except pursuant to the Pledge Agreement, the Security Agreements or the Mortgages;

                  (c)......if  any  representation  or  warranty  made by either
Borrower or any Parent Guarantor herein or in any other Loan Document shall be false or misleading in any material respect on or as of the date the representation or warranty was made;

                  (d)......if either Borrower or their Subsidiaries (or when the
Parent Guaranty shall be in effect either Parent Guarantor) shall make an assignment for the benefit of creditors, or if either Borrower or any of their Subsidiaries shall generally not be paying its debts as they become due;

                  (e)......if  a  receiver,   liquidator  or  trustee  shall  be
appointed for either Borrower or any of their Subsidiaries (or when the Parent Guaranty shall be in effect either Parent Guarantor), or if either Borrower or any of their Subsidiaries (or when the Parent Guaranty shall be in effect either Parent Guarantor) shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, either Borrower or any of their Subsidiaries (or when the Parent Guaranty shall be in effect either Parent Guarantor) or if any proceeding for the dissolution or liquidation of Borrower or any of their Subsidiaries (or when the Parent Guaranty shall be in effect either Parent Guarantor) shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by either Borrower or any of Borrowers' Subsidiaries (or when the Parent Guaranty shall be in effect either Parent Guarantor), as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (f)......[Intentionally omitted];

                  (g)......if  either  Borrower  breaches  any of its  covenants contained in Section 3.5.1, Sections 5.6, 5.11 or 5.12 or Article VI hereof;

                  (h)......if an Event of Default as defined or described in any of the other Loan Documents has occurred and is continuing;

                  (i)......if  any Loan Document  shall fail to be in full force and effect or to give the Lender the liens, rights, powers and privileges purported to be created thereby for ten (10) days after the notice to the Borrowers from the Lender or any Borrower or ASC (or when the Parent Guaranty shall be in effect either Parent Guarantor) shall so assert;

                  (j)......if  either  Borrower  shall continue to be in default under any of the other terms, covenants or conditions of this Credit Agreement or any other Loan Document not specified in any other subsection of this Section
7.1 for ten (10) days after notice to such Borrower from the Lender;

                  (k)......Either  Borrower or any of their  Subsidiaries  shall with respect to Indebtedness  having a principal amount in excess of $15,000,000
(i) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default, in the case of either (i) or (ii), or other event or condition would permit the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity;

                  (l)......one  or more  final  judgments  or  decrees  shall be entered against either Borrower or any of their Subsidiaries involving a liability for which the creditor has recourse against any such Person of $250,000 or more in any instance, or $1,000,000 or more in the aggregate for all such judgments and decrees collectively (not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged, paid or stayed or bonded pending appeal within the time permitted to appeal therefrom; or

                  (m)......there  shall  occur any  event  which has had or will impair the ability of either Borrower to pay the Loans when due and such event has continued for a period of ten (10) days or, if Borrowers shall have provided to Agent evidence of an ability to remedy the results of such event, a reasonable period of time to permit Borrowers to implement such remedy

                  Section 7.2.        Remedies.

                  Upon the occurrence of an Event of Default, the Lender may, by written notice to each Borrower, take any of the following actions without prejudice to the rights of the Lender to enforce its claims against each Borrower, except as may otherwise be specifically provided for herein:

                  (a)......Acceleration of Loan. Declare the unpaid principal of and any accrued interest in respect of the Loans and the Notes to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 7.1(d) or (e) shall occur, then the Notes and the Loans shall immediately become due and payable without the giving of any notice or other action by the Lender;

                  (b)......Enforcement  of Rights. Enforce any and all Liens and
security interests in favor of the Lender in respect of the Notes and the Loans and any other amounts due, including, without limitation, all rights and interests created and existing under the Loan Documents and all rights of set-off;

                  (c)......Remedies with Respect to the Collateral. Exercise any of the following rights with respect to the Collateral:

                  (i) foreclose upon all or any portion of the Collateral or otherwise enforce the security interest in favor of the Lender in any manner permitted by law or provided for in this Credit Agreement or in Loan Documents;

                  (ii) recover from each Borrower all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in exercising any right, power or remedy provided by this Credit Agreement or any other Loan Document or by law; and

                  (iii) apply the proceeds of any exercise of remedies by the Lender with respect to any Collateral pursuant to the foregoing provisions to payment of the following obligations, and the Lender may account for the purchase price of any sale by crediting the sales price against: (A) first, the expenses of the liquidation, sale or collection, the costs of any action and any other costs or expenses for which each Borrower is obligated; and (B) then, all other Secured Obligations of such Borrower, including, without limitation, all amounts then due, owing and unpaid for principal, interest and other amounts under this Credit Agreement and the other Loan Documents in such order and proportions as the Lender in its discretion may choose; and

                  (d)......Other  Remedies.  Exercise  any other right or remedy available to the Lender under applicable law or in equity.


                                  ARTICLE VIII.

                  AMERICOLD AND ASC GUARANTY OF JV OBLIGATIONS

                  Section 8.1.        The Guaranty.

                  Subject to Section  8.9,  Americold  and ASC (for  purposes of this Article VIII only, Americold is herein referred to as a "Guarantor") hereby jointly and severally guarantee to the Lender the payment by Joint Venture when due (whether at maturity, as a mandatory prepayment, by acceleration or otherwise) of all amounts owing under this Credit Agreement, the Note and any other Loan Documents owing by Joint Venture, including, specifically but without limitation, all principal, interest and other amounts now or hereafter owing in connection with the JV Loan and/or the Note (hereinafter referred to collectively as "JV Obligations"). This guaranty is a guaranty of payment and not of collection.

                  Section 8.2.        Obligations Independent.

                  The obligations of each Guarantor hereunder are independent of the obligations of Joint Venture, and a separate action or actions may be brought and prosecuted against each Guarantor, regardless of whether action is brought against Joint Venture or whether Joint Venture is joined in any such action or actions. Each Guarantor hereby waives the benefit of any statute of limitations affecting its liability hereunder.

                  Section 8.3.        Obligations Unconditional.

                  Each Guarantor agrees that its obligations under this Article VIII are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for the JV Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of the Joint Venture) which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this
Section 8.3 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a)......at  any time or from time to time,  without notice to the Guarantors, the time for any performance of or compliance with the JV Obligations may be extended, or such performance or compliance may be waived;

                  (b)......any  of the acts required or  contemplated  in any of the provisions of any of the Loan Documents or any other agreement or instrument referred therein may be done or omitted;

                  (c)......the  maturity  of any of  the JV  Obligations  may be accelerated, or the maturity date of the Note executed by Joint Venture may be extended, whether in accordance with Section 2.2.1 or otherwise, or any of the JV Obligations may be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to therein may be waived or extended or any other guaranty of any of the JV Obligations or any security therefor may be released or exchanged in whole or in part or otherwise dealt with;

                  (d)......the  Lender  receives  and  holds  security  for  the payment of the JV Obligations or any other indebtedness of Joint Venture to the Lender and exchanges, enforces, waives, releases, fails to perfect, sells, or otherwise disposes of any such security;

                  (e)......the  Lender  applies  such  security  and directs the order or manner of sale thereof as the Lender in its discretion may determine;

                  (f)......the Lender releases or substitutes any one or more of any endorsers, pledgors or guarantors of the JV Obligations or any other indebtedness of Joint Venture to the Lender;

                  (g)......any  Lien  granted  to, or in favor of, the Lender as security for any of the JV Obligations (or as security for the guaranty thereof by each Guarantor) shall fail to attach or be perfected;

                  (h)......any  of the JV  Obligations  or any Lien  granted  or purported to be granted in respect thereof shall be determined to be void or voidable or shall be subordinated to the claims of any Person; or

                  (i)......there   shall  occur  any   insolvency,   bankruptcy,
reorganization or dissolution of Joint Venture or any other Person.

                  With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guaranty of, or security for, or obligation relating to, any of the JV Obligations.

                  Section 8.4.        Reinstatement67.

                  The obligations of each Guarantor under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of any Person in respect of the JV Obligations is rescinded or must be otherwise restored by any holder of any of the JV Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will pay to the Lender on demand all reasonable out-of-pocket costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  Section 8.5.       Certain Additional Waivers.

                  Without limiting the generality of the provisions of any other provision of this Article VIII, each Guarantor hereby specifically waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the JV Obligations or any other obligations under the Loan Documents or this Article VIII, (b) any requirement that the Lender or any other Person protect, secure or insure any Lien or any property subject thereto or exhaust any right or take any action against Joint Venture or any other Person or any collateral or undertake any marshaling of assets, (c) any right to direct the order of enforcement of remedies, (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Joint Venture or any other Person or any collateral, (e) any duty on the part of the Lender to disclose to each Guarantor any matter, fact or thing relating to the business, operation or condition of the Joint Venture or any other party to any of the Loan Documents and their assets now known or hereafter known by the Lender, and (f) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty provided for in this Article VIII and of the existence, creation, or incurrence of new or additional Indebtedness.

                  Section 8.6.       Subordination.

                  Any obligations of the Joint Venture to a Guarantor, now or hereafter existing, are hereby subordinated to the JV Obligations. Such obligations of Joint Venture to such Guarantor shall, after the occurrence of any Event of Default, be enforced and performance received by such Guarantor and the proceeds thereof shall be paid over to the Lender on account of the JV Obligations. In addition, each Guarantor hereby agrees not to exercise any rights it may have for subrogation, indemnity, reimbursement or contribution against Joint Venture for amounts paid by such Guarantor pursuant to this
Article VIII until such time as all JV Obligations have been indefeasibly paid in full in cash.

                  Section 8.7.       Remedies.

                  Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Lender, on the other hand, the JV Obligations may be declared to be forthwith due and payable as provided in Section 7.1 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.1) for purposes of this Article VIII, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such JV Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such JV Obligations being deemed to have become automatically due and payable), such JV Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of this Article VIII.

                  Section 8.8.       Continuing Guaranty.

                  The guaranty in this Article VIII is a continuing guaranty and shall apply to all JV Obligations whenever arising.

                  Section 8.9. Limitation on Effective Date of Guaranty Under Article VIII.

                  This guaranty provided in this Article VIII, notwithstanding anything to the contrary contained in this Article VIII, shall be effective only on the first date that such guaranty can become effective without conflicting with the financial covenants of the Mortgage Indenture and the Senior Subordinated Indenture but if a portion of such guaranty may so become effective on any date, such portion such become effective from and after such date.


                                   ARTICLE IX.

                      ASC GUARANTY OF AMERICOLD OBLIGATIONS

                  Section 9.1.        The Guaranty.

                  ASC (for purposes of this Article IX only, references to "Guarantor" refer to ASC and not to any other Person) hereby guarantees to the Lender the payment by Americold when due (whether at maturity, as a mandatory prepayment, by acceleration or otherwise) of all amounts owing under this Credit Agreement, the Note and any other Loan Documents owing by Americold, including, specifically but without limitation, all principal, interest and other amounts now or hereafter owing in connection with the Americold Loans and/or the Note (hereinafter referred to collectively as "Americold Obligations"). This guaranty is a guaranty of payment and not of collection.

                  Section 9.2.        Obligations Independent.

                  The obligations of the Guarantor hereunder are independent of the obligations of Americold, and a separate action or actions may be brought and prosecuted against the Guarantor, regardless of whether action is brought against Americold or whether Americold is joined in any such action or actions. The Guarantor hereby waives the benefit of any statute of limitations affecting its liability hereunder.

                  Section 9.3.        Obligations Unconditional.

                  The Guarantor agrees that its obligations under this Article IX are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guaranty of or security for the Americold Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of Americold) which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this
Section 9.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a)......at  any time or from time to time,  without notice to the Guarantor, the time for any performance of or compliance with the Americold Obligations may be extended, or such performance or compliance may be waived;

                  (b)......any  of the acts required or  contemplated  in any of the provisions of any of the Loan Documents or any other agreement or instrument referred therein may be done or omitted;

                  (c)......the  maturity of any of the Americold Obligations may be accelerated, or the maturity date of the Note executed by Americold may be extended, whether in accordance with Section 2.2.1 or otherwise, or any of the Americold Obligations may be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to therein may be waived or extended or any other guaranty of any of the Americold Obligations or any security therefor may be released or exchanged in whole or in part or otherwise dealt with;

                  (d)......the  Lender  receives  and  holds  security  for  the payment of the Americold Obligations or any other indebtedness of Americold to the Lender and exchanges, enforces, waives, releases, fails to perfect, sells, or otherwise disposes of any such security;

                  (e)......the  Lender  applies  such  security  and directs the order or manner of sale thereof as the Lender in its discretion may determine;

                  (f)......the Lender releases or substitutes any one or more of any endorsers, pledgors or guarantors of the Americold Obligations or any other indebtedness of Americold to the Lender;

                  (g)......any  Lien  granted  to, or in favor of, the Lender as security for any of the Americold Obligations (or as security for the guaranty thereof by the Guarantor) shall fail to attach or be perfected;

                  (h)......any of the Americold  Obligations or any Lien granted or purported to be granted in respect thereof shall be determined to be void or voidable or shall be subordinated to the claims of any Person; or

                  (i)......there   shall  occur  any   insolvency,   bankruptcy,
reorganization or dissolution of Americold or any other Person.

                  With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to therein, or against any other Person under any other guaranty of, or security for, or obligation relating to, any of the Americold Obligations.

                  Section 9.4.        Reinstatement.

                  The obligations of the Guarantor under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment or performance by or on behalf of any Person in respect of the Americold Obligations is rescinded or must be otherwise restored by any holder of any of the Americold Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will pay to the Lender on demand all reasonable out-of-pocket costs and expenses (including, without limitation, fees of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                 Section 9.5.       Certain Additional Waivers.

                  Without limiting the generality of the provisions of any other provision of this Article IX, the Guarantor hereby specifically waives (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Americold Obligations or any other obligations under the Loan Documents or this Article IX, (b) any requirement that the Lender or any other Person protect, secure or insure any Lien or any property subject thereto or exhaust any right or take any action against Americold or any other Person or any collateral or undertake any marshaling of assets, (c) any right to direct the order of enforcement of remedies, (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Lender which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against Americold or any other Person or any collateral, (e) any duty on the part of the Lender to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of Americold or any other party to any of the Loan Documents and their assets now known or hereafter known by the Lender, and (f) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of the guaranty provided for in this Article IX and of the existence, creation, or incurrence of new or additional Indebtedness.

                  Section 9.6.       Subordination.

                  Any obligations of Americold to the Guarantor, now or hereafter existing, are hereby subordinated to the Americold Obligations. Such obligations of Americold to the Guarantor shall, after the occurrence of any Event of Default, be enforced and performance received by the Guarantor and the proceeds thereof shall be paid over to the Lender on account of the Americold Obligations. In addition, the Guarantor hereby agrees not to exercise any rights it may have for subrogation, indemnity, reimbursement or contribution against Americold for amounts paid by such Guarantor pursuant to this Article IX until such time as all Americold Obligations have been indefeasibly paid in full in cash.

                  Section 9.7.       Remedies.

                  The Guarantor agrees that, as between such Guarantor, on the one hand, and the Lender, on the other hand, the Americold Obligations may be declared to be forthwith due and payable as provided in Section 7.1 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 7.1) for purposes of this Article IX, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Americold Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Americold Obligations being deemed to have become automatically due and payable), such Americold Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor for purposes of this Article IX.

                  Section 9.8.       Continuing Guaranty.

                  The guaranty in this Article IX is a continuing guaranty and shall apply to all Americold Obligations whenever arising.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  Section 10.1.       Survival.

                  This Credit Agreement and all covenants, agreements, indemnities, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lender of the Loans and the execution and delivery to the Lender of the Notes, and shall continue in full force and effect so long as all or any of the Secured Obligations is outstanding and unpaid or the Lender has any obligation to provide financing hereunder. Whenever in this Credit Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person (provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder). All covenants, promises and agreements in this Credit Agreement contained, by or on behalf of each Borrower or ASC shall inure to the benefit of the successors and assigns of the Lender.

                  Section 10.2.       Governing Law; Consent to Jurisdiction.

                  (a)......THIS  CREDIT AGREEMENT WAS NEGOTIATED IN THE STATE OF
NEW YORK, AND MADE BY THE LENDER AND ACCEPTED BY EACH BORROWER AND ASC IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS CREDIT AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER AND ASC HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS CREDIT AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENT, AND THIS CREDIT AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO ss. 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (b)......ANY  LEGAL  SUIT,  ACTION OR  PROCEEDING  AGAINST THE
LENDER OR ANY BORROWER OR ASC ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO ss. 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH OF THE BORROWER AND ASC WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER AND ASC DOES HEREBY DESIGNATE AND APPOINT VORNADO, WITH OFFICES AT PARK 80 WEST PLAZA II, SADDLE BROOK, NEW JERSEY 07663, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN

ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER OR ASC, AS APPLICABLE, MAILED OR DELIVERED TO SUCH BORROWER OR ASC IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER OR ASC IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER AND ASC EACH (I) SHALL GIVE PROMPT NOTICE TO THE AGENT ON BEHALF OF THE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  (c)......Each  Borrower and ASC hereby  irrevocably  waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Loan Document brought in the courts referred to in subsection (b) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 10.3.       Modification, Waiver in Writing.

                  No modification, amendment, extension, discharge, termination or waiver of any provision of this Credit Agreement, the Notes or any other Loan Document, nor consent to any departure by any Borrower or ASC therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower or ASC shall entitle such Borrower or ASC to any other or future notice or demand in the same, similar or other circumstances.

                  Section 10.4.        Delay Not a Waiver.

                  Neither any failure nor any delay on the part of the Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Notes or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Credit Agreement, the Notes or any other Loan Document, the Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Credit Agreement, the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 10.5.      Notices.

                  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to the Lender:

                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York 10004
                           Attention: Mark J. Kogan

                  with a copy to:

                           Willkie Farr & Gallagher
                           153 E. 53rd Street
                           New York, New York 10022
                           Attention: Eugene A. Pinover, Esq.

                  If to Joint Venture, Americold or ASC:

                           Americold Corporation
                           7007 Southwest Cardinal Lane
                           Suite 135
                           Portland, Oregon 97224
                           Attention:  Joel Smith, Chief Financial Officer


                  with a copy to:

                           Vornado Realty Trust
                           Park 80 West Plaza II
                           Saddle Brook, New Jersey 07663
                           Attention: President
                           Attention: Chief Financial Officer

                  with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York
                           Attention:   Janet Geldzahler, Esq.

                  A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail when delivered or on the third Business Day after sent to the address set forth above, postage prepaid, or, if earlier, upon the delivery (or refusal thereof) thereof.

                  Section 10.6.      Trial by Jury.

                  EACH BORROWER AND ASC HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN
KNOWINGLY AND VOLUNTARILY BY EACH BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH BORROWER AND ASC.

                  Section 10.7.      Headings.

                  The Article and/or Section headings and the Table of Contents in this Credit Agreement are included herein for convenience of reference only and shall not constitute a part of this Credit Agreement for any other purpose.

                  Section 10.8.      Severability67.

                  Wherever possible, each provision of this Credit Agreement shall be interpreted in such manner as to be effective and valid under applicable  law,  but if  any  provision  of  this  Credit  Agreement  shall  be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Credit Agreement.

                  Section 10.9.      Preferences.

                  The Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower or ASC to any portion of the obligations of such Borrower or ASC hereunder. To the extent Borrower or ASC makes a payment or payments to the Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lender. The foregoing is without limitation of the rights in favor of the Lender set forth in Article VIII or
Article IX.

                  Section 10.10.      Waiver of Notice.

                  None of the Borrowers or ASC shall be entitled to any notices of any nature whatsoever from the Lender except with respect to matters for which this Credit Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Lender to a Borrower or ASC and except with respect to matters for which any Borrower or ASC is not, pursuant to applicable law, permitted to waive the giving of notice. Each Borrower and ASC hereby expressly waive the right to receive any notice from the Lender with respect to any matter for which this Credit Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by the Lender to any Borrower or ASC.

                  Section 10.11.      Remedies of Borrower and ASC.

                  In the event that a claim or adjudication is made that the Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under this Credit Agreement or the other Loan Documents, the Lender has an obligation to act reasonably or promptly, each Borrower and ASC agree that neither the Lender, nor its agent, shall be liable for any monetary damages, and such Borrower's or ASC's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any case where it is determined that the Lender has acted with gross negligence or willful misconduct. The parties hereto agree that any action or proceeding to determine whether a Borrower or ASC has acted reasonably shall be determined by an action seeking declaratory judgment.

                  Section 10.12.      Expenses; Indemnity.

                  (a)......Each  Borrower  covenants and agrees to reimburse the
Lender upon receipt of written notice from the Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by or on behalf of the Lender in connection with (i) the preparation, negotiation, execution and delivery of this Credit Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby; (ii) Borrowers' ongoing performance of and compliance with Borrowers' respective agreements and covenants contained in this Credit Agreement and the other Loan Documents on its respective part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments (including modifications pursuant to Section 10.33), waivers or other modifications to this Credit Agreement and the other Loan Documents whether requested by either Borrower or the Lender and any other documents or matters requested by the Lender (whether or not any of the foregoing become effective); (iv) reasonable fees and expenses of counsel for providing to the Lender all required legal opinions; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting a Borrower, this Credit Agreement, the other Loan Documents, the Properties or any other security given for the Loans; and (vi) enforcing any obligations of or collecting any payments due from a Borrower under this Credit Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Credit Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, no Borrower shall be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of the Lender.

                  (b)......Each  Borrower shall  indemnify and hold harmless the
Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender in any manner relating to or arising out of any breach by a Borrower of its obligations under, or any material misrepresentation by a Borrower contained in this Credit Agreement or the other Loan Documents or with respect to any environmental matter related to any Property; provided, however, a Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of the Lender.

                  Section 10.13.      Exhibits and Schedules Incorporated.

                  The  Exhibits  and   Schedules   annexed   hereto  are  hereby
incorporated herein as a part of this Credit Agreement with the same effect as if set forth in the body hereof.

                  Section 10.14.      Offsets, Counterclaims and Defenses.

                  Any assignee of the Lender's interest in and to this Credit Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which a Borrower or ASC may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by a Borrower or ASC in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim of defense in any such action or proceeding is hereby expressly waived by Borrower.

                  Section 10.15.      No Joint Venture or Partnership.

                  The parties hereto intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower, guarantor and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between or among the parties hereto nor to grant the Lender any interest other than that of lender secured pursuant to the terms of the Loan Documents.

                  Section 10.16.       Publicity.

                  All news releases, publicity or advertising by Borrower or its Affiliates or by Goldman, Agent or any Lender which it controls through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, Goldman, or the Lender shall be subject to the prior written approval of the Lender and each Borrower which shall not be unreasonably withheld or delayed; provided, however, that nothing in this Section 10.16 shall prevent any disclosure permitted by Section 10.28 or which is otherwise required by law.

                  Section 10.17.      Waiver of Marshaling of Assets.

                  To the fullest extent each Borrower or ASC may legally do so, each such Person waives all rights to a marshaling of the assets of such Person, its partners, if any, and others with interests in such Person, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Lender under the Loan Documents to a sale of the Collateral for the collection of the Secured Obligations without any prior or different resort for collection, of the right of the Lender to the payment of the Secured Obligations out of the net proceeds of the Collateral or any interest therein in preference to every other claimant whatsoever. In addition, each Borrower and ASC each, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Liens, any equitable right otherwise available to each Borrower or ASC which would require the separate sale of the Collateral or the Lender to exhaust its remedies against any part of the Collateral before proceeding against any other part or parts thereof; and further in the event of such foreclosure each Borrower and ASC do hereby expressly consent to and authorize, at the option of the Lender, the foreclosure and sale either separately or together of any or all of the Collateral.

                  Section 10.18.      Waiver of Counterclaim.

                  Each Borrower and ASC each hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by the Lender, or its agents.

                  Section 10.19.       Conflict; Construction of Documents.

                  In the event of any conflict between the provisions of this Credit Agreement and any of the other Loan Documents, the provisions of this Credit Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 10.20.      Brokers and Financial Advisors.

                  Each of the Lender and each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or traders in connection with the transactions contemplated by this Credit Agreement. Each Borrower hereby indemnifies the Lender and holds it harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of such Borrower in connection with the transactions contemplated herein. The Lender indemnifies each Borrower and holds them harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the Lender in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Credit Agreement and the repayment of the Secured Obligations.

                  Section 10.21.      No Third Party Beneficiaries.

                  This Credit Agreement and the other Loan Documents are solely for the benefit of the Lender, each Borrower and ASC, and nothing contained in this Credit Agreement or the other Loan Documents shall be deemed to confer upon anyone other than such Persons any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of the Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of the Lender, and no other
Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the holder of the Loans will refuse to make the Loans in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender if, in its sole discretion, it deems it advisable or desirable to do so.

                  Section 10.22.      Prior Agreements.

                  This Credit Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, among the Borrowers, ASC and the Lender, in each case with respect to the subject matter hereof, are superseded by the terms of this Credit Agreement and the other Loan Documents.

                  Section 10.23.      Counterparts.

                  This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

                  Section 10.24.      Right of Set-Off.

                  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender (including, without limitation, branches, agencies or Affiliates of the Lender wherever located) to or for the credit or the account of each Borrower or ASC (to the extent such credit or account is for the benefit of such Borrower or ASC), against the obligations and liabilities of such Borrower or ASC to the Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether the Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of the Lender subsequent thereto.

                  Section 10.25.      Payment of Expenses, Etc.

                  Each Borrower agrees to:

                  (i) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes;

                  (ii) indemnify the Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of the Loans (including other extensions of credit) hereunder or the consummation  of  any  other  transactions  contemplated  in  any  Loan
         Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence, willful misconduct or fraudulently on the part of the Person to be indemnified);

                  (iii) defend, indemnify and pay the Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the actual or alleged presence of Hazardous Materials in violation of any Environmental Law in the air, surface water, groundwater, surface or subsurface of any Property owned or at any time operated by a Borrower or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any location owned or operated by a Borrower or any of its Subsidiaries, the non-compliance at any Property owned or at any time operated by a Borrower or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Property owned or at any time operated by a Borrower or any of its Subsidiaries, or any Environmental Claim asserted against a Borrower, any of its Subsidiaries or any Property owned or at any time operated by a Borrower or any of its Subsidiaries, including, in each case, without limitation, the actual reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to defend, indemnify, pay or hold harmless the Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law; and

                   (iv) pay, from time to time, all intangible recording taxes applicable to the transaction evidenced hereby, including late fees, penalties and interest, if any.

                  Section 10.26.      Amendments, Waivers and Consents.

                  Neither this Credit Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated, nor shall any consent or approval be deemed granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by the Lender.

                  Section 10.27.      Benefit of Agreement.

                  (a)......Generally.  This  Credit  Agreement  shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Borrower nor ASC may assign or transfer any of its interests without prior written consent of the Lender; and provided, further, that the rights of the Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section.

                  (b)......Assignments.  The Lender may, in the ordinary  course of its business and in accordance with applicable law, assign all or a portion of its rights and obligations hereunder to a bank or other financial institution pursuant to an assignment agreement; provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $500,000 above such amount (or in the entire amount of such lesser amount as may then be held by the assigning Lender) and that each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth in the preceding sentence and delivery to the Lender of written notice of the assignment together with a transfer fee of $2,500 payable to the Lender for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the amount being assigned. The Borrowers shall at the request of Goldman enter into such amendments to this Agreement and the other Loan Documents in order to provide for an agent to administer this Credit Agreement on behalf of the Lenders. Along such lines, Joint Venture and Americold agree that upon effectiveness of any such assignment and surrender of the appropriate Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the forms of Exhibits A-1 and A-2, respectively (but, if applicable, with notation thereon that it is given in substitution for and replacement of the original Notes or any replacement notes thereof).

                  If, pursuant to this subsection, any interest in this Credit Agreement or any Notes is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, and each Borrower) that under applicable law and treaties no income, franchise, corporate, capital, stamp or other taxes, levies, duties, imports, deductions, charges or fees of any nature will be required to be withheld by the Borrowers, or the transferor Lender with respect to any payments to be made to such transferee in respect of the Loans, (ii) to furnish to the transferor Lender either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender and the Borrowers) to provide the transferor Lender a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (c)......Participations.   Subject  to  obtaining   the  prior
consent of Goldman, , each Lender may, in the ordinary course of its business, and in accordance with applicable law, sell, transfer, agent or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Loan Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Loan Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of the Loans,
(B) postpone the date fixed for any payment of principal (including extension of the Final Maturity Date but excluding any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or substantially all of the guaranties or the collateral (except as expressly provided in the Loan Documents) supporting the Loans, (iii) sub-participations by the participant shall be prohibited, and (iv) each participation must be in a minimum amount of $5,000,000 and in integral multiples of $500,000 (or in the entire amount of such lesser amount as may then be held by the selling Lender). In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Loan Documents (the participant having rights against the selling Lender in respect of such participation as set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation. The Borrowers agree that a Lender shall have the right to disclose all information it has received from the Borrowers to potential assignees or participants on a confidential basis pursuant to a confidentiality agreement acceptable to the Borrowers and consistent with
Section 10.28.

                  (d)......Assignments to Federal Reserve Bank.  Notwithstanding
any other provision contained in this Credit Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Loan or Notes made by the Borrowers to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Credit Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loan or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                  Section 10.28.      Confidentiality.

                  The Lender agrees to hold confidential any nonpublic information that it may receive from the Borrowers pursuant to or in connection with this Credit Agreement (hereinafter, "confidential information"), except for disclosures: (a) specifically authorized by a Borrower; (b) to any actual or prospective permitted transferee or assignee of, or participant in, any part of any Lender's interest in the Loans, provided such Person has agreed in writing for the benefit of the Borrowers and the selling Lender to hold such information confidential in accordance with the terms of this Section; (c) to legal counsel, accountants and other professional advisors to the Lender, so long as the Lender shall inform such Persons of the confidential nature of such information and shall direct them to treat such information confidentially, and to appraisers in the ordinary course of business; (d) to regulatory officials having jurisdiction over the Lender; (e) which the Lender has been advised by counsel believes may be required by law, or which are otherwise required by legal process to which the Lender or any Person to whom disclosure is permitted hereunder is a party or in connection with the assertion by the Lender in any judicial or nonjudicial proceeding of any claim, counterclaim or defense against any Borrower; or (f) of information which has previously become publicly available through the actions of a Person other the Lender. Notwithstanding the foregoing, in no event shall the Lender have any liability for the disclosure of any confidential information by any Person to whom confidential information was disclosed by the Lender in compliance with the provisions of this Credit Agreement.

                  Section 10.29.      No Obligations of Goldman, Sachs & Co.

                  Notwithstanding anything to the contrary herein or in the other Loan Documents, each Borrower and ASC agree that neither Goldman, Sachs & Co. nor any of its partners, officers, employees or agents shall have any liability (contractually or otherwise) in respect of the Loan or any other obligations arising under the Loan Documents.

                  Section 10.30.      Cooperation.

                  Each Borrower hereby agrees that it and (as applicable) each of its respective principals, members, officers, representatives, affiliates and controlling persons shall:

                  (a)......Provide  (or cause its  affiliates  to  provide)  the
Lender with any information in Borrowers' possession or which can be obtained by the Borrower without any material expense and which can be disclosed without violating any applicable law or breaching any applicable confidentiality requirement (including financial information) that, in the reasonable opinion of the Lender, is necessary or desirable (for legal disclosure or marketing purposes) to include in any information memorandum or other disclosure documents or marketing materials used in connection with any syndication of the Loan by the Lender; and

                  (b)......From  time to time at the  request of the Lender meet with prospective purchasers of an interest in the Loan to discuss the Properties, the Borrowers and their Affiliates, the Borrowers' business, the Loans and any other matters that, in the reasonable opinion of the Lender, are relevant in connection with the syndication of the Loans; provided that Borrowers shall not be required to disclose any information that would cause the Borrowers to be in violation of any applicable law or in breach of any applicable confidentiality requirement.

                  Section 10.31. No Recourse to Partners of Joint Venture or Common Stock Joint Venture.

                  Notwithstanding anything to the contrary herein or in the other Loan Documents, the Agent and the Lenders agree that no general or limited partner, member or stockholer of Joint Venture, nor any of their partners, officers, employees or agents shall in such capacity have any liability (contractually or otherwise) in respect of the Loan or any other obligations arising under the Loan Documents. Nothing in this Section 10.31 shall relieve the Borrowers or ASC of any such liability.

                  Section 10.32.      Agency.

                  Each Lender under this Credit Agreement hereby appoints Goldman as its Agent (the "Agent"), and authorizes the Agent to act as its agent in the administration of the Credit Agreement and the other Loan Documents, including the right to act as the secured party pledgee, assignee or mortgagee with respect to any Collateral on behalf of all the Lenders and to take all actions permitted to be taken by the Agent under any Loan Document. The Agent may appoint any reputable financial institution as a successor agent at any time upon five (5) days' prior written notice to Borrowers, such appointment to be effective upon acceptance thereof by the successor.



                  Section 10.33.  Reorganization.ion

                  The parties hereto acknowledge that the Borrowers desire to engage in a corporate reorganization after the date hereof which will include the (a) establishment of Americold as a real estate investment trust under the Code and (b) transfer of certain assets, primarily equipment, to an Affiliate or Affiliates of Borrowers to be created. The parties hereto agree to execute and deliver appropriate amendments to this Credit Agreement and the other Loan Documents in order to effectuate such reorganization, which will include revisions to Section 6.11 (but will not permit the payment of any amounts subject to Section 6.11 if prior to or after giving effect thereto there will be a Default or an Event of Default) and Section 6.3 (solely to permit Americold to engage in its current business through Subsidiaries), provided that such revisions do not adversely affect the ability of the Borrowers or ASC to repay the Secured Obligations when due or the Collateral or Liens thereon or otherwise materially adversely affect the interests of the Agent or the Lenders.

                    [Signatures appear on following page(s).]

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.



                                   VORNADO CRESCENT PORTLAND
                                   PARTNERSHIP, a Delaware general partnership

                                   By:  PORTLAND PARENT, INC., a general partner


                                   By:  /s/ Joseph Macnow
                                   ----------------------
                                      Name: Joseph Macnow
                                     Title: Vice President


                                   AMERICOLD CORPORATION


                                   By:  /s/ Joseph Macnow
                                   ----------------------
                                      Name: Joseph Macnow
                                     Title: Vice President



                                   AMERICOLD SERVICES CORPORATION



                                   By:  /s/ Joseph Macnow
                                   ----------------------
                                      Name: Joseph Macnow
                                     Title: Vice President

                                   GOLDMAN SACHS MORTGAGE COMPANY, a New York
                                   limited partnership, as Agent and Lender
                                   By: Goldman Sachs Real Estate Funding Corp., its General Partner


                                   By:  /s/ J. Theodore Borter
                                   ---------------------------
                                      Name: J. Theodore Borter
                                     Title: Attorney-in-Fact

                                  Payments to be made to Lender should be made as follows:

                                  Citibank, NA
                                  ABA No. 021000089
                                  Account No. 40711421
                                  Goldman Sachs Mortgage Company
                                  Reference: Vornado Crescent Portland
                                             Partnership

                                    SCHEDULES


Schedule 3.4    -   Mortgage Closing Conditions
Schedule 4.1        Existing Indebtedness
Schedule 6.8        Sale and Leasebacks


                                    EXHIBITS

Exhibit A-1     -   Form of Joint Venture Promissory Note
Exhibit A-2     -   Form of Americold Promissory Note
Exhibit B       -   Form of Notice of Borrowing
Exhibit C       -   Form of Joint Venture Pledge and Security Agreement
Exhibit D       -   Intentionally Omitted
Exhibit E-1     -   Form of Americold Security Agreement
Exhibit E-2     -   Form of ASC Security Agreement
Exhibit F       -   Form of Mortgage
Exhibit G       -   Terms of Subordination
Exhibit H       -   Form of Parent Guarantee